                                                                   EXHIBIT 2.1
                                                                   -----------



                     PLAN OF CONVERSION AND REORGANIZATION

                                      OF

                       FIRST MISSOURI FINANCIAL, M.H.C.

                                      AND

                  EQUALITY SAVINGS AND LOAN ASSOCIATION, F.A.





                                            As Adopted on May 16, 1997
                                            As Amended on June 20, 1997
                                            As Amended on August 8, 1997
                                            As Amended on October 10, 1997

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I
     GENERAL..........................................................   1

ARTICLE II
     DEFINITION.......................................................   3

ARTICLE III
     GENERAL PROCEDURE FOR CONVERSION AND REORGANIZATION..............  10

ARTICLE IV
     CONVERSION STOCK OFFERING........................................  13

ARTICLE V
     LIQUIDATION ACCOUNT..............................................  24

ARTICLE VI
     DISSENTING STOCKHOLDERS..........................................  26

ARTICLE VII
     EFFECTIVE TIME OF CONVERSION AND REORGANIZATION..................  26

ARTICLE VIII
     EFFECTIVE TIME OF CONVERSION AND REORGANIZATION..................  26

ARTICLE IX
     MISCELLANEOUS....................................................  28

ARTICLE X
     AMENDMENT OR TERMINATION OF PLAN.................................  30

Annex A Plan of Merger between First Missouri Financial, M.H.C. and Equality Savings and Loan Association, F.A.

Annex B Plan of Merger between Equality Savings and Loan Association, F.A. and Interim II Savings and Loan Association, F.A.

                                   ARTICLE I
                                    GENERAL


     For purposes of this Article I, all capitalized terms have the meanings ascribed to them in Article II.

     On October 22, 1993, Equality Savings and Loan Association, a Missouri-chartered mutual savings and loan association (the "State Mutual Association"), reorganized into the mutual holding company form of organization. To accomplish the mutual holding company formation, the State Mutual Association organized a Missouri-chartered stock savings and loan association under the name "Equality Savings and Loan Association" (the "State Stock Association") as a wholly-owned subsidiary. The State Mutual Association then transferred substantially all of its assets and liabilities to the State Stock Association in exchange for 456,400 shares of State Stock Association Common Stock, and reorganized itself into a federally-chartered mutual holding company known as First Missouri Financial, M.H.C. The State Stock Association simultaneously sold 380,000 shares of State Stock Association Common Stock to certain eligible depositors and other members of State Mutual Association and the general public.

     On June 13, 1995, the State Stock Association converted to a federally-chartered stock savings and loan association (the "State-to-Federal Conversion") and simultaneously changed its name to "Equality Savings and Loan Association, F.A." (the "Federal Stock Association"). In connection with the State-to-Federal Conversion, all of the issued and outstanding shares of common stock of State Stock Association converted into shares of common stock of Federal Stock Association. As of the date of adoption of this Plan of Conversion, 836,400 shares of Federal Stock Association Common Stock were issued and outstanding, and the Mutual Holding Company and the Public Stockholders own an aggregate of
53.2 percent and 46.8 percent of the outstanding Federal Stock Association Common Stock, respectively.

     The Boards of Directors of the Mutual Holding Company and the Association believe that a conversion of the Mutual Holding Company to stock form and the reorganization of the Association pursuant to this Plan of Conversion is in the best interests of the Mutual Holding Company and the Association, as well as the best interests of the respective Members and Public Stockholders. The Boards of Directors determined that this Plan of Conversion equitably provides for the interests of Members through the granting of subscription rights and the establishment of a liquidation account. The Conversion and Reorganization will result in the Association being wholly owned by a stock holding company, which is a more common structure and form of ownership than a mutual holding company. In addition, the Conversion and Reorganization will result in the raising of additional equity capital for the Association and the Holding Company and is expected to result in a more active and liquid market for the Holding Company Common Stock than currently exists for the Association Common Stock, although there can be no assurances that this will be the case. Finally, the Conversion and Reorganization has been structured to reunite the accumulated earnings and profits tax attribute retained by the Mutual Holding Company with the retained earnings of the Association through a tax-free reorganization. This will increase the Association's ability to pay dividends in the future.

     If the Association had undertaken a standard conversion involving the formation of a stock holding company in 1993, applicable OTS regulations would have required a greater amount of Association Common Stock to be sold than resulted in the amount of net proceeds raised in connection with the formation of the Mutual Holding Company. In addition, if a standard conversion had been conducted in 1993, management of the Association believed that it would have been difficult to profitably invest the larger amount of capital that would have been raised, when compared to the amount of net proceeds raised in connection with the formation of the Mutual Holding Company. A standard conversion in 1993 also would have immediately eliminated all aspects of the mutual form of organization.

     Subsequent to the formation of the Mutual Holding Company, there have been certain changes in the regulations and policies of the OTS relating to mutual holding companies. In recent years, the U.S. Congress has proposed major overhauls to the structure of the thrift industry that include eliminating the federal savings association charter, which is the charter the Association currently operates under. These proposals also have created uncertainty concerning the future of the mutual form of ownership. In addition, since the Association's Mutual Holding Company Reorganization in 1993, the Boards of Directors of the Mutual Holding Company and the Association have realized a need to create additional liquidity for the Association's Common Stock and believe the Holding Company and the Association can effectively deploy the additional equity capital raised in the Conversion and Reorganization. In light of the foregoing, the Boards of Directors of the Mutual Holding Company and the Association believe that it is in the best interests of such companies and their respective Members and Stockholders to undertake the Conversion and Reorganization at this time.

     In connection with the Conversion and Reorganization, the Association will form a new first-tier, wholly-owned subsidiaries known as Equality Bancorp, Inc., which will become the Holding Company upon consummation of the Conversion and Reorganization. The Holding Company will in turn form Interim (as hereinafter defined) as a wholly-owned subsidiary. As described in more detail in Article III, the Mutual Holding Company will convert from the mutual form to a federal interim stock savings association and simultaneously merge with and into the Association pursuant to the Plan of Merger included as Annex A hereto,
                                                                -------
pursuant to which the Mutual Holding Company will cease to exist and a liquidation account will be established by the Association for the benefit of depositor Members as of specified dates. Interim will then merge with and into the Association pursuant to the Plan of Merger between Equality Savings and Loan Association, F.A. and Interim II Savings and Loan Association, F.A. included as

Annex B hereto, pursuant to which the Association will become a wholly-owned
-------
subsidiary of the Holding Company and, in connection therewith, each share of Association Common Stock held by the Public Stockholders outstanding immediately prior to the effective time thereof shall be automatically converted, without further action by the holder thereof, into and become the right to receive shares of Holding Company Common Stock based on the Exchange Ratio, plus cash in lieu of any fractional share interest. Simultaneous with the completion of the Conversion and Reorganization, the Association will amend its federal stock charter to, among other things, change its name to "Equality Savings Bank."

     In connection with the Conversion and Reorganization, the Holding Company will offer shares of Conversion Stock in the Offerings as provided herein. Shares of Conversion Stock will be offered in a Subscription Offering in descending order of priority to Eligible Account Holders, Employee Stock Benefit Plans, Supplemental Eligible Account Holders, Other Members, Directors, Officers and Employees and Public Stockholders. Any shares of Conversion Stock remaining unsold after the Subscription Offering will be offered for sale to the public through a Community Offering, or, if feasible, in a Public Offering, as determined by the Boards of Directors of the Holding Company and the Association in their sole discretion.

     This Plan was adopted by the Boards of Directors of the Mutual Holding Company and the Association on May 16, 1997 by a vote of not less than two-thirds of their entire membership.

     The Plan of Merger between the Mutual Holding Company and the Association, which is attached to the Plan as Annex A, and the Plan of Merger between the
                                 -------
Association and Interim, which is attached to the Plan as Annex B, must be
                                                          -------
approved by the holders of at least two-thirds of the outstanding Association Common Stock at the Stockholders' Meeting. The Plan of Merger between the Association and Interim, which is attached to the Plan as Annex B, also must be
                                                          -------
approved by the Holding Company, as the sole stockholder of Interim, by written consent.

     Furthermore, the Primary Parties have conditioned the consummation of the Conversion and Reorganization on the approval of the Plan of Conversion and the Plans of Merger by at least a majority of the votes cast, in person or by proxy, by the Public Stockholders at the Stockholders' Meeting. This Plan is subject to the approval of the OTS, and it also must be approved by at least a majority of the total outstanding votes of the Voting Members of the Mutual Holding Company at the Special Meeting, which votes may be cast in person or by proxy.

     After the Conversion and Reorganization, the Association will continue to be regulated by the OTS, as its chartering authority, and by the FDIC, which insures the Association's deposits. In addition, the Association will continue to be a member of the Federal Home Loan Bank System and all insured savings deposits will continue to be insured by the FDIC and the SAIF up to the maximum amounts provided by law.

                                  ARTICLE II
                                  DEFINITIONS

     In addition to terms defined elsewhere in this Plan, for purposes of this Plan, the following terms shall have the following meanings:

     SECTION 2.1    "ACTING IN CONCERT":  The term Acting in Concert means:
     -----------    --------------------

     (a) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether pursuant to an express agreement; or

     (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

For purposes of this Plan, a Person or company that acts in concert with another Person or company ("other party") shall also be considered to be acting in concert with any Person or company who is also acting in concert with that other party, provided that any Employee Plan shall not be considered to be acting in
       --------
concert with its trustee or a Person who serves in a similar capacity solely to determine whether stock held by the trustee and stock held by such Employee Plan shall be aggregated. Persons who are Acting in Concert may be referred to in this Plan as a "Group Acting in Concert."

     SECTION 2.2    "ACTUAL PURCHASE PRICE":  The term Actual Purchase Price
     -----------    ------------------------
means the per share price at which Conversion Stock is ultimately sold by the Holding Company in the Offerings in accordance with the terms hereof.

     SECTION 2.3    "ASSOCIATE":  The term Associate, when used to indicate a
     -----------    ------------
relationship with any Person, means:

     (a) any corporation or organization (other than the Mutual Holding Company, the Association, the Holding Company or a majority-owned subsidiary of the Mutual Holding Company, the Association, or the Holding Company) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities; and

     (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, except that the term "Associate" does not include any Employee Plan in which a Person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and

     (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of the Association, any of its subsidiaries, the Mutual Holding Company or the Holding Company.

     SECTION 2.4    "ASSOCIATION":  The term Association means Equality Savings
     -----------    --------------
and Loan Association, F.A. after its conversion to stock form in connection with the Mutual Holding Company Reorganization.

     SECTION 2.5    "ASSOCIATION COMMON STOCK":  The term Association Common
     -----------    ---------------------------
Stock means the common stock of the Association, par value $1.00 per share.

     SECTION 2.6    "ASSOCIATION MERGER": The term Association Merger means the
     -----------    ---------------------
merger of Interim with and into the Association pursuant to the Plan of Merger included as Annex B hereto.
           --------

     SECTION 2.7    "COMMUNITY OFFERING":  The term Community Offering means the
     -----------    ---------------------
offering for sale of shares of Conversion Stock to certain members of the general public with a preference to Preferred Other Purchasers, concurrently with or after completion of the Subscription Offering, to the extent shares of Conversion Stock remain available after satisfying all subscriptions received in the Subscription Offering and accepted by the Association and the Mutual Holding Company.

     SECTION 2.8    "CONVERSION AND REORGANIZATION": The term Conversion and
     -----------    --------------------------------
Reorganization means (i) the conversion of the Mutual Holding Company from mutual form to a federal interim stock savings association and the subsequent Mutual Holding Company Merger, pursuant to which the Mutual Holding Company will cease to exist, (ii) the Association Merger, pursuant to which the Association will become a wholly-owned subsidiary of the Holding Company and, in connection therewith, each share of Association Common Stock held by the Public Stockholders outstanding immediately prior to the effective time thereof shall automatically be converted, without further action by the holder thereof, into and become the right to receive shares of Holding Company Common Stock based on the Exchange Ratio, plus cash in lieu of any fractional share interest, and
(iii) the issuance of Conversion Stock by the Holding Company in the Offerings as provided herein, which will increase the number of shares of Holding Company Common Stock outstanding.

     SECTION 2.9    "CONVERSION APPLICATION":  The term Conversion Application
     -----------    -------------------------
means the Application for Approval of Conversion filed by the Mutual Holding Company with the OTS for approval of the Conversion and Reorganization.

     SECTION 2.10   "CONVERSION STOCK":  The term Conversion Stock means Holding
     ------------   -------------------
Company Stock to be issued and sold by the Holding Company in the Offerings pursuant to the Plan.


     SECTION 2.11   "DEPOSIT ACCOUNT(S)":  The term Deposit Account means
     ------------   ---------------------
withdrawable or repurchasable shares, demand deposits, investment certificates or deposits or other savings accounts, including money market deposit accounts and negotiable order of withdrawal accounts of the Association, owned by a Member.

     SECTION 2.12   "DIRECTOR":  The term Director means a member of the Board
     ------------   -----------
of Directors of the Association or the Mutual Holding Company, but does not include an advisory director, honorary director, director emeritus or person holding a similar position unless such person is otherwise performing functions similar to those of a member of the Board of Directors of the Association or the Mutual Holding Company.

     SECTION 2.13   "DIRECTOR, OFFICER AND EMPLOYEE": The terms Director,
     ------------   ---------------------------------
Officer and Employee means the terms as applied respectively to any person who is a Director, Officer or employee of the Mutual Holding Company, the Association or any subsidiary thereof, or the Holding Company.

     SECTION 2.14   "EFFECTIVE TIME OF THE CONVERSION AND REORGANIZATION":  The
     ------------   ------------------------------------------------------
term Effective Time of the Conversion and Reorganization shall mean the date and time at which the Conversion is deemed to occur and be effective in accordance with Article VII hereof.

     SECTION 2.15   "ELIGIBLE ACCOUNT HOLDER":  The term Eligible Account
     ------------   --------------------------
Holder means the holder of a Qualifying Deposit in the Association on March 31, 1996.

     SECTION 2.16   "ELIGIBILITY RECORD DATE":  The term Eligibility Record Date
     ------------   --------------------------
means March 31, 1996.

     SECTION 2.17   "EMPLOYEE PLAN": The term Employee Plan means any employee
     ------------   ----------------
stock benefit plans, MRPs and Stock Option Plans approved by the Board of Directors of the Association or the Holding Company.

     SECTION 2.18   "EMPLOYEE STOCK BENEFIT PLAN":  The term Employee Stock
     ------------   ------------------------------
Benefit Plan means any defined benefit plan or defined contribution plan of the Association or the Holding Company other than an MRP, such as an employee stock ownership plan, employee stock bonus plan, profit-sharing plan or other plan, which, with its related trust, meets the requirements to be "qualified" under
Section 401 of the Internal Revenue Code.

     SECTION 2.19   "ESTIMATED PRICE RANGE":  The term Estimated Price Range
     ------------   ------------------------
means the range of the estimated pro forma market value of the Conversion Stock as determined by an independent appraiser prior to the Subscription Offering, pursuant to the OTS's Conversion Regulations, and as may be amended from time to time thereafter.

     SECTION 2.20   "EXCHANGE RATIO": The term Exchange Ratio means the rate at
     ------------   -----------------
which shares of Holding Company Common Stock will be exchanged for shares of Association Common Stock held by the Public Stockholders in connection with the Association Merger. The exact rate shall be determined by the Board of Directors of the Mutual Holding Company and the Association in order to ensure that upon consummation of the Conversion and Reorganization the Public Stockholders will own in the aggregate approximately the same percentage of the Holding Company Common Stock to be outstanding upon completion of the Conversion and Reorganization as the percentage of Association Common Stock owned by them in the aggregate immediately prior to consummation of the Conversion and Reorganization, before giving effect to (a) cash paid in lieu of any fractional interests of Holding Company Common Stock and (b) any shares of Conversion Stock purchased by the Public Stockholders in the Offerings or tax-qualified employee stock benefit plans thereafter.

     SECTION 2.21   "EXCHANGE SHARES":  Exchange Shares means the shares of
     ------------   ------------------
Holding Company Common Stock to be issued to the Public Stockholders in connection with the Association Merger.

     SECTION 2.22   "FEDERAL STOCK ASSOCIATION": The term Federal Stock
     ------------   ----------------------------
Association means Equality Savings and Loan Association, F.A., organized as a federal capital stock savings association.

     SECTION 2.23   "HOLDING COMPANY":  The term Holding Company means Equality
     ------------   ------------------
Bancorp, Inc., a corporation to be organized under the laws of the State of Delaware. Such corporation will be initially formed as a first-tier, wholly-owned subsidiary of the Association. Upon completion of the Conversion and Reorganization, the Holding Company shall hold all of the outstanding capital stock of the Association.

     SECTION 2.24   "HOLDING COMPANY APPLICATION":  The term Holding Company
     ------------   ------------------------------
Application means the application to the OTS on Application H-(e)1-S for approval of the Holding Company's acquisition of control of the Association pursuant to the Conversion and Reorganization.

     SECTION 2.25   "HOLDING COMPANY STOCK:"  The term Holding Company Stock
     ------------   ------------------------
means the common stock of the Holding Company, par value $.01 per share, which is issued in the Conversion and Reorganization as Conversion Stock and Exchange Shares.

     SECTION 2.26   "INTERIM": The term Interim means Interim II Savings and
     ------------   ----------
Loan Association, F.A., which will be formed as a first tier, wholly-owned subsidiary of the Holding Company to facilitate the Association Merger.

     SECTION 2.27   "MARKET MAKER":  The term Market Maker means a dealer (i.e.,
     ------------   ---------------                                        ----
any person who engages either for all or part of his time, directly or indirectly, as agent, broker, or principal, in the business of offering, buying, selling, or otherwise dealing or trading in securities issued by another person) who, with respect to a particular security, (a) regularly publishes bona fide, competitive bid and offer quotations in a recognized inter-dealer quotation system; or (b) furnishes bona fide competitive bid and offer quotations on request; and (c) is ready, willing and able to effect transactions in reasonable quantities at his or her quoted prices with other brokers or dealers.

     SECTION 2.28   "MAXIMUM PURCHASE PRICE":  The term Maximum Purchase Price
     ----------     -------------------------
means the per share price at which Conversion Stock is offered for sale in the Subscription Offering and the Community Offering.

     SECTION 2.29   "MEMBERS":  The term Members means all persons or entities
     ------------   ----------
who qualify as members of the Mutual Holding Company pursuant to its charter and bylaws, as in effect prior to the Conversion and Reorganization, and the laws of the United States.

     SECTION 2.30   "MRPS":  The term MRPs means any management recognition
     ------------   -------
plan(s) established by the Holding Company to induce certain Directors, Officers and Employees of the Holding Company and the Association to serve the Holding Company and the Association following the Conversion and Reorganization through awards of Holding Company Stock in accordance with the terms and conditions of this Plan and the documents establishing the MRPs.

     SECTION 2.31   "MUTUAL HOLDING COMPANY": The term Mutual Holding Company
     ------------   -------------------------
means First Missouri Financial, M.H.C., a federally-chartered mutual holding company under the Home Owners' Loan Act.

     SECTION 2.32   "MUTUAL HOLDING COMPANY MERGER": The term Mutual Holding
     ------------   --------------------------------
Company Merger means the merger of the Mutual Holding Company (following its conversion into a federal interim stock savings association -- Interim I Savings and Loan Association, F.A.) with and into the Association pursuant to the Plan of Merger included as Annex A hereto.
                      -------

     SECTION 2.33   "MUTUAL HOLDING COMPANY REORGANIZATION": The term Mutual
     ------------   ----------------------------------------
Holding Company Reorganization means the State Mutual Association's formation of the Mutual Holding Company in 1993, including State Stock Association's issuance of State Stock Association Common Stock to the Public Stockholders.

     SECTION 2.34   "NET PROCEEDS":  The term Net Proceeds means the number of
     ------------   ---------------
shares of Conversion Stock sold in the Offerings multiplied by the Actual Purchase Price, less the expenses incurred and payable by the Holding Company to complete the Conversion and Reorganization.

     SECTION 2.35   "OFFERINGS": The term Offerings means the Subscription and
     ------------   ------------
Community Offerings.

     SECTION 2.36   "OFFICER":  The term Officer means an executive officer of
     ------------    ---------
the Mutual Holding Company or the Association which includes the Chairman of the Board, President, Vice Presidents, Secretary, Treasurer or principal financial officer, Comptroller or principal accounting officer, and any other person performing similar functions.

     SECTION 2.37   "ORDER FORMS":  The term Order Forms means forms to be
     ------------   --------------
used for the purchase of Conversion Stock sent to Eligible Account Holders and other parties eligible to purchase Conversion Stock in the Offerings pursuant to the Plan.

     SECTION 2.38   "OTHER MEMBERS":  The term Other Members means Members
     ------------   ----------------
(other than Eligible Account Holders and Supplemental Eligible Account Holders) as of the Voting Record Date for the Special Meeting.

     SECTION 2.39   "OTS":  The term OTS means the Office of Thrift Supervision
     ------------    -----
or any successor thereto.

     SECTION 2.40   "OTS'S CONVERSION REGULATIONS":  The term OTS's Conversion
     ------------   -------------------------------
Regulations means the regulations of the OTS governing conversions of federally-chartered savings associations from the mutual to the stock form of ownership, as set forth at 12 C.F.R. (S) 563b et. seq.
                                   --------

     SECTION 2.41   "PARTICIPANT": The term Participant means any Eligible
     ------------   --------------
Account Holders, Employee Stock Benefit Plans, Supplemental Eligible Account Holder, Other Members, Directors, Officers and Employees and Public Stockholders as of the Voting Record Date.

     SECTION 2.42   "PERSON":  The term Person means an individual, a
     ------------   ---------
corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or a government or any political subdivision thereof.

     SECTION 2.43   "PLAN AND PLAN OF CONVERSION": The terms Plan and Plan of
     ------------   ------------------------------
Conversion mean this Plan of Conversion and Reorganization as adopted by the Boards of Directors of the Mutual Holding Company and the Association and any amendment hereto approved as provided herein. The Board of Directors of the Holding Company shall adopt this Plan as soon as practicable following its organization, and the Board of Directors of Interim shall adopt the Plan of Merger included as Annex B hereto as soon as practicable following its
                   -------
organization.

     SECTION 2.44   "PLAN OF MERGER:" The term Plan of Merger means the Plan of
     ------------   -----------------
Merger between First Missouri Financial, M.H.C. and Equality Savings and Loan Association, F.A. as attached to this Plan as Annex A or the Plan of Merger
                                              -------
between Equality Savings and Loan

Association, F.A. and Interim II Savings and Loan Association, F.A. as attached to this Plan as Annex B, as the case may be. References herein to "Plans of
                -------
Merger" refer to Annex A and Annex B.
                 -------     -------

     SECTION 2.45   "PREFERRED OTHER PURCHASERS":  The term Preferred Other
     ------------   -----------------------------
Purchasers means natural persons who reside in the Missouri counties of St. Louis City, St Louis, Jefferson, St. Charles and Franklin.

     SECTION 2.46   "PRIMARY PARTIES": The term Primary Parties means the Mutual
     ------------   ------------------
Holding Company, the Association and the Holding Company.

     SECTION 2.47   "PROSPECTUS":  The term Prospectus means the document by
     ------------   -------------
which the shares of Conversion Stock are offered for sale, as authorized for use in connection with the Conversion and Reorganization by the SEC and the OTS.

     SECTION 2.48   "PUBLIC OFFERING":  The term Public Offering means the
     ------------   ------------------
offering for sale of shares of Conversion Stock to members of the general public, after completion of the Subscription Offering and the Community Offering, to the extent shares of Conversion Stock remain available after satisfying all subscriptions received in the Subscription Offering and all orders received in the Community Offering are accepted by the Association and the Mutual Holding Company.

     SECTION 2.49   "PUBLIC STOCKHOLDERS":  The term Public Stockholders means
     ------------   ----------------------
those Persons who own shares of Association Common Stock, excluding the Mutual Holding Company.

     SECTION 2.50   "QUALIFYING DEPOSIT":  The term Qualifying Deposit means the
     ------------    --------------------
total of the deposit balances of the Deposit Accounts of an Eligible Account Holder or Supplemental Eligible Account Holder in the Association as of the close of business on the Eligibility Record Date or, in the case of a Supplemental Eligible Account Holder, the Supplemental Eligibility Record Date, provided that Deposit Accounts of an Eligible Account Holder or Supplemental
--------
Eligible Account Holder with total deposit balances of less than $50 shall not constitute a Qualifying Deposit.

     SECTION 2.51   "REGISTRATION STATEMENT":  The term Registration Statement
     ------------   -------------------------
means the registration statement on Form S-1 filed by the Holding Company with the SEC.

     SECTION 2.52   "SAIF":  the term SAIF means the Savings Association
     ------------   -------
Insurance Fund of the FDIC.

     SECTION 2.53   "SEC":  The term SEC means the Securities and Exchange
     ------------   ------
Commission.

     SECTION 2.54   "SPECIAL MEETING":  The term Special Meeting means the
     ------------    -----------------
special meeting of members of the Mutual Holding Company called for the purpose of submitting this Plan to the Members for their approval, including any adjournments thereof.

     SECTION 2.55   "STATE MUTUAL ASSOCIATION": The term State Mutual
     ------------   ---------------------------
Association means Equality Savings and Loan Association organized as a Missouri-chartered mutual savings and loan association prior to its conversion to a State Stock Association in 1993.

     SECTION 2.56   "STATE STOCK ASSOCIATION": The term State Stock Association
     ------------   --------------------------
means Equality Savings and Loan Association organized as a Missouri-chartered capital stock savings and loan association subsequent to the Mutual Holding Company Reorganization in 1993.

     SECTION 2.57   "STATE STOCK ASSOCIATION COMMON STOCK":  The term State
     ------------   ---------------------------------------
Stock Association Common Stock means the shares of common stock, $1.00 par value per share, issued by the State Stock Association and outstanding prior to the State-to-Federal Conversion.

     SECTION 2.58   "STATE-TO-FEDERAL CONVERSION": The term State-to-Federal
     ------------   ------------------------------
Conversion means the conversion of the State Stock Association to a Federal Stock Association in 1995.

     SECTION 2.59   "STOCKHOLDERS' MEETING":  The terms Stockholders' Meeting
     ------------   ------------------------
means the annual or special meeting of stockholders of the Association called for the purpose of submitting the Plan of Conversion, the Plan of Merger included as Annex A hereto and the Plan of Merger included as Annex B hereto to
            -------                                           -------
the stockholders for their approval, including any adjournments of such meeting.

     SECTION 2.60   "STOCK OPTION PLAN":  The term Stock Option Plan means any
     ------------   --------------------
stock option plan adopted by the Holding Company providing for grants of options to purchase Holding Company Stock to Directors, Officers and Employees in accordance with the terms and conditions of this Plan and the documents establishing the Stock Option Plan.

     SECTION 2.61   "SUBSCRIBER":  The term subscriber means any Person who
     ------------   -------------
subscribes for shares of Conversion Stock in the Subscription Offering or the Community Offering.

     SECTION 2.62   "SUBSCRIPTION OFFERING":  The term Subscription Offering
     ------------   ------------------------
means the offering of shares of Conversion Stock to the Eligible Account Holders, Employee Stock Benefit Plans, Supplemental Eligible Account Holders, Other Members, Directors, Officers and Employees and Public Stockholders.

     SECTION 2.63   "SUBSCRIPTION PRICE RANGE":  The term "Subscription Price
     ------------   ---------------------------
Range" is the price range established by the Primary Parties prior to the commencement of the Subscription Offering, and is based on an independent appraisal.

     SECTION 2.64   "SUBSCRIPTION RIGHTS":  The term Subscription Rights means
     ------------   ----------------------
the non-transferable, non-negotiable, personal rights of the Eligible Account Holders, Employee Stock Benefit Plans, Supplemental Eligible Account Holders, Other Members, Directors, Officers, Employees and Public Stockholders to subscribe for shares of the Conversion Stock in the Subscription Offering in accordance with this Plan.

     SECTION 2.65   "SUPPLEMENTAL ELIGIBILITY RECORD DATE":  The term
     ------------   ---------------------------------------
Supplemental Eligibility Record Date means the last day of the calendar quarter preceding the approval of the Plan by the OTS.

     SECTION 2.66   "SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER":  The term
     ------------    --------------------------------------
Supplemental Eligible Account Holder means the holder of a Qualifying Deposit in the Association (other than an Officer or Director or their Associates) on the Supplemental Eligibility Record Date.

     SECTION 2.67   "VOTING RECORD DATE":  The term Voting Record Date means the
     ------------    --------------------
date or dates for determining the eligibility of Members to vote at the Special Meeting and Stockholders to vote at the Stockholders' Meeting, as applicable.

                                  ARTICLE III
              GENERAL PROCEDURE FOR CONVERSION AND REORGANIZATION

     (a) After the Association's organization of the Holding Company and the receipt of all requisite regulatory approvals, the Holding Company will form Interim as a first-tier, wholly owned subsidiary of the Holding Company, and the Board of Directors of Interim shall adopt the Plan of Merger included as Annex B
                                                                         -------
hereto by at least a two-thirds vote. In addition, the Holding Company shall approve such Plan of Merger in its capacity as the sole stockholder of Interim.

     (b) The Conversion Application shall be submitted to the OTS for approval. The Mutual Holding Company and the Association also will cause notice of the adoption of the Plan by the Boards of Directors of the Mutual Holding Company and the Association to be given by publication in a newspaper having general circulation in each community in which an office of the Association is located; and will cause copies of the Plan to be made available at each office of the Mutual Holding Company and the Association for inspection by Members. After receipt of notice from the OTS to do so, the Mutual Holding Company and the Association will post the notice of the filing of the Application for Conversion in each of their offices and will again cause to be published, in accordance with the requirements of applicable regulations of the OTS, a notice of the filing with the OTS of an application to convert the Mutual Holding Company from mutual to stock form.

     (c) Promptly following receipt of requisite approval of the OTS, this Plan will be submitted to the Members for their consideration and approval at the Special Meeting. The Mutual Holding Company may, at its option, mail to all Members as of the Voting Record Date, at their last known address appearing on the records of the Mutual Holding Company and the Association, a proxy statement in either long or summary form describing the Plan which will be submitted to a vote of the Members at the Special Meeting. The Holding Company also shall mail to all such Members (as well as other Participants) either a Prospectus and Order Form for the purchase of Conversion Stock or a letter informing them of their right to receive a Prospectus and Order Form and a postage prepaid card to request such materials, subject to the provisions of Section 4.7 hereof. In addition, all such Members will receive, or be given the opportunity to request by returning a postage-prepaid card which will be distributed with the proxy statement, letter or other written communication, a copy of the certificate of incorporation and bylaws of the Holding Company.

     (d) Subscription Rights to purchase shares of Conversion Stock will be issued without payment therefor to Eligible Account Holders, Employee Stock Benefit Plans, Supplemental Eligible Account Holders, Other Members, Directors, Officers and Employees and Public Stockholders as of the Voting Record Date, as set forth in Sections 4.2(a)(1), (2), (3), (4), (5) and (6) hereof.

     (e) The Association shall file preliminary proxy materials with the OTS in order to seek the approval of the Plan and the Plans of Merger by the Public Stockholders. Promptly following clearance of such proxy materials and the receipt of any other requisite approval of the OTS, the Association will mail definitive proxy materials to the Public Stockholders as of the Voting Record Date, at their last known address appearing on the records of the Association, for their consideration and approval of the Plan and the Plans of Merger at the Stockholders' Meeting. The Plan and the Plans of Merger must be approved by the holders of at least two-thirds of the outstanding Association Common Stock as of the Voting Record Date. In addition, the Primary Parties have conditioned the consummation of the Conversion and Reorganization on the approval of the Plan and the Plans of Merger by at least a majority of the votes cast, in person or by proxy, by the Public Stockholders at the Stockholders' Meeting.

     (f) The Holding Company shall submit or cause to be submitted a Holding Company Application to the OTS for approval of the acquisition of the Association. Such application also shall include an application to form Interim. In addition, an application to merge the Mutual Holding Company (following its conversion into a federal interim stock savings association) and the Association and an application to merge Interim and the Association shall be filed with the OTS, either as exhibits to the Holding Company Application or separately. All notices required to be published in connection with such applications shall be published at the times required.

     (g) The Holding Company shall file a Registration Statement with the SEC to register the Holding Company Common Stock to be issued in the Conversion and Reorganization under the Securities Act of 1933, as amended, and shall register such Holding Company Common Stock under any applicable state securities laws, unless exempt. Upon registration and after the receipt of all required regulatory approvals, the Conversion Stock shall be first offered for sale in a Subscription Offering to Eligible Account Holders, Employee Stock Benefit Plans, Supplemental Eligible Account Holders, Other Members, Directors, Officers and Employees and Public Stockholders as of the Voting Record Date. It is anticipated that any shares of Conversion Stock remaining unsold after the Subscription Offering will be sold through a Community Offering. The purchase price per share for the Conversion Stock shall be a uniform price determined in accordance with Section 4.1 hereof. The Holding Company shall contribute to the Association an amount of the net proceeds received by the Holding Company from the sale of Conversion Stock as shall be determined by the Boards of Directors of the Holding Company and the Association and as shall be approved by the OTS.

     (h) The effective date of the Conversion and Reorganization shall be the date set forth in Article VII hereof. Upon the effective date, the following transactions shall occur:

          (i) The Mutual Holding Company shall convert from a mutual holding company to a federal interim stock savings association and simultaneously merge with and into the Association in the Mutual Holding Company Merger, with the Association being the surviving institution. As a result of the Mutual Holding Company Merger, (x) the shares of Association Common Stock held by the Mutual Holding Company (following its conversion to a federal interim stock savings association) shall be extinguished and (y) Eligible Account Holders and Supplemental Account Holders will be granted interests in the liquidation account to be established by the Association pursuant to
     Article V hereof.

          (ii) Interim shall merge with and into the Association pursuant to the Association Merger, with the Association being the surviving institution. As a result of the Association Merger, (x) the shares of Holding Company Common Stock held by the Association shall be extinguished;
     (y) the shares of Association Common Stock held by the Public Stockholders shall be converted into the right to receive shares of Holding Company Common Stock based upon the Exchange Ratio, plus cash in lieu of any fractional share interest based upon the Actual Purchase Price; and (z) the shares of common stock of Interim held by the Holding Company shall be converted into shares of Association Common Stock on a one-for-one basis, with the result that the Association shall become a wholly-owned subsidiary of the Holding Company. In addition, as a result of the Association Merger, options to purchase shares of Association Common Stock which are outstanding immediately prior to consummation of the Conversion and Reorganization shall be converted into options to purchase shares of Holding Company Common Stock, with the number of shares subject to the option and the exercise price per share in be adjusted based upon the Exchange Ratio so that the aggregate exercise price remains unchanged, and with the duration of the option remaining unchanged.

          (iii) The Holding Company shall sell the Conversion Stock in the Offerings, as provided herein.

     (i) The Primary Parties may retain and pay for the services of financial and other advisors and investment bankers to assist in connection with any or all aspects of the Conversion and Reorganization, including in connection with the Offerings, the payment of fees to brokers and investment bankers for assisting Persons in completing and/or submitting Order Forms. All fees, expenses, retainers and similar items shall be reasonable.

     (j) The Mutual Holding Company and the Association shall obtain an opinion of counsel, an opinion of a certified public accounting firm or a favorable ruling from the Internal Revenue Service that shall state that the Conversion and Reorganization will not result in any gain or loss for federal income tax purposes to the Mutual Holding Company, the Association, Eligible Account Holders, Supplemental Eligible Account Holders, or Other Members, and a comparable opinion or ruling from the State of Missouri taxing authorities shall be obtained with respect to Missouri income tax laws. Receipt of favorable opinions or rulings are conditions precedent to completion of the Conversion and Reorganization.

                                  ARTICLE IV
                           CONVERSION STOCK OFFERING

     SECTION 4.1    NUMBER OF SHARES AND PURCHASE PRICE OF SHARES
     -----------    ---------------------------------------------

     (a) All shares of Conversion Stock sold in the Conversion and Reorganization shall be sold at a uniform price per share, referred to in this Plan as the "Actual Purchase Price". The Actual Purchase Price and the total number of shares to be issued in the Conversion and Reorganization shall be determined by the Boards of Directors of the Primary Parties immediately prior to the simultaneous completion of all such sales contemplated by this Plan on the basis of the estimated pro forma market value of the Conversion Stock and the Estimated Price Range. The estimated pro forma market value of the Conversion Stock shall be determined for such purpose by an independent appraiser on the basis of such appropriate factors as are not inconsistent with the OTS's Conversion Regulations.

     (b) Immediately prior to the Subscription Offering, an Estimated Price Range shall be established which shall vary from 15 percent above the average of the minimum and maximum of such price range and the minimum of which shall be no more than 15 percent below such average. The Maximum Purchase Price and the number of shares offered in the Conversion shall then be determined within the Subscription Price Range by the Boards of Directors of the Primary Parties. The Estimated Price Range and Subscription Price Range may be revised after the completion of the Subscription Offering with the approval of the OTS, without a resolicitation of proxies or Order Forms or both. If upon completion of the Conversion and Reorganization, the Actual Purchase Price is less than the Maximum Purchase Price, the difference in such prices multiplied by the number of shares sold to a Subscriber shall be refunded to such Subscriber unless the Subscriber affirmatively elects to have the difference applied to the purchase of additional shares of Conversion Stock.

     (c) Notwithstanding the foregoing, no sale of Conversion Stock may be consummated unless, prior to such consummation, the independent appraiser confirms to the Primary Parties and to the OTS that, to the best knowledge of the independent appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the independent appraiser to conclude that the aggregate value of Conversion Stock at the Actual Purchase Price is incompatible with its estimate of the pro forma market value of the Conversion Stock. If such confirmation is not received, the Mutual Holding Company may cancel the Subscription Offering and Community Offering, hold a new Subscription Offering and Community Offering or take such other action as the OTS may permit.

     (d) The Conversion Stock to be issued in the Conversion shall be fully paid and nonassessable, unless subject to any limitations imposed by applicable state corporate law.

     SECTION 4.2    METHOD OF OFFERING SHARES
     -----------    -------------------------

     The Conversion Stock shall be offered and sold in the Subscription Offering and Community Offering, or in such other manner as the OTS may approve, as hereinafter provided in this Section 4.2.

     (a)  SUBSCRIPTION OFFERING
          ---------------------

          Subscription Rights shall be issued at no cost to Eligible Account Holders, Employee Stock Benefit Plans, Supplemental Eligible Account Holders, Other Members, Directors, Officers and Employees and Public Stockholders as of the Voting Record Date pursuant to priorities established by this Plan and the OTS's Conversion Regulations. The priorities established for the purchase of shares are as follows:

          (1)  CATEGORY 1: ELIGIBLE ACCOUNT HOLDERS
               ------------------------------------

          (A) Each Eligible Account Holder shall receive, without payment, Subscription Rights entitling such Eligible Account Holder to purchase up to the greater of (i) the number of shares of Conversion Stock that when combined with Exchange Shares received aggregate $625,000 of Holding Company Common Stock (or such maximum purchase limitation as may be established for the Community Offering), (ii) one-tenth of one percent of the total offering of shares of Conversion Stock in the Subscription Offering or (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock to be issued in the Subscription Offering by a fraction, of which the numerator is the amount of the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders, subject to Section 4.7 hereof.

          (B) Subscription Rights received by Officers and Directors and their Associates, as Eligible Account Holders, based on their increased deposits in the Association in the one year period preceding the Eligibility Record Date shall be subordinated to all other subscriptions involving the exercise of Subscription Rights pursuant to this Category.

          (C) In the event of an oversubscription for shares of Conversion Stock by Eligible Account Holders pursuant to Section 4.2(a)(1)(A), available shares shall be allocated among subscribing Eligible Account Holders so as to permit each Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation equal to 100 shares or the total amount of his or her subscription, whichever is less. Thereafter, any shares remaining shall be allocated among Eligible Account Holders in the proportion that the amount of the Qualifying Deposit of each such Eligible Account Holder bears to the total amount of the Qualifying Deposits of all such Eligible Account Holders. If the amount of shares so allocated to one or more Eligible Account Holders exceeds the amount subscribed for by such Eligible Account Holder(s), the excess shall be reallocated (one or more times, as necessary) among those Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied. No fractional shares shall be issued in connection with the allocation of shares under this category.

     (2)  CATEGORY 2: EMPLOYEE STOCK BENEFIT PLANS
          ----------------------------------------

     Each Employee Stock Benefit Plan shall receive, without payment, Subscription Rights to purchase the number of shares of Conversion Stock requested by such Employee Stock Benefit Plan, subject to (A) the availability of sufficient shares of Conversion Stock after filling in full all subscription orders of Eligible Account Holders and (B) the purchase limitations set forth in
Section 4.3 of this Plan. The Employee Stock Benefit Plans shall not be deemed to be Associates of any Director, Officer or Employee. In the event that, after completion of the Subscription Offering, the number of shares of Conversion Stock to be issued is increased to an amount greater than the number of shares representing the maximum of the Estimated Price Range included in the Prospectus distributed in connection with the Subscription Offering (whether or not such increase requires a resolicitation of Subscribers) ("Maximum Shares"), the Employee Stock Benefit Plans shall have a priority right to purchase any such shares exceeding the Maximum Shares up to the purchase limitations set forth in
Section 4.3 of this Plan.

     (3)  CATEGORY 3: SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS
          -------------------------------------------------

          (A) Supplemental Eligible Account Holders shall receive, without payment, Subscription Rights entitling such Supplemental Eligible Account Holder to purchase up to the greater of (i) number of shares of Conversion Stock that when combined with Exchange Shares received aggregate $625,000 of Holding Company Common Stock (or such maximum purchase limitation as may be established for the Community Offering), (ii) one-tenth of one percent of the total offering of shares of Conversion Stock in the Subscription Offering or (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock to be issued in the Subscription Offering by a fraction, of which the numerator is the amount of the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders, subject to Section 4.7 hereof.

          (B) Subscription Rights received pursuant to this Category shall be subordinated to the Subscription Rights received by Eligible Account Holders and the Employee Stock Benefit Plans.

          (C) Any Subscription Rights to purchase shares of Conversion Stock received by an Eligible Account Holder in accordance with Category 1 shall reduce to the extent thereof the Subscription Rights to be distributed pursuant to this Category.

          (D) In the event of an oversubscription for shares of Conversion Stock by Supplemental Eligible Account Holders pursuant to Section 4.2(a)(3)(A), available shares shall be allocated among subscribing Supplemental Eligible Account Holders so as to permit each Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation equal to 100 shares or the total amount of his or her subscription, whichever is less. Thereafter, any shares remaining shall be allocated among Supplemental Eligible Account Holders in the proportion that the amount of the Qualifying Deposit of each such Supplemental Eligible Account Holder bears to the total amount of the Qualifying Deposits of all such Supplemental Eligible Account Holders. If the amount of shares so allocated to one or more Supplemental Eligible Account Holders exceeds the amount subscribed for by such Supplemental Eligible Account Holder(s), the excess shall be reallocated (one or more times, as necessary) among those Supplemental Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied. No fractional shares shall be issued in connection with the allocation of shares under this category.

     (4)  CATEGORY 4: OTHER MEMBERS
          -------------------------

     Other Members shall receive Subscription Rights to purchase shares of Conversion Stock, after satisfying the subscriptions of Eligible Account Holders, Employee Stock Benefit Plans, and Supplemental Eligible Account Holders, pursuant to Categories one, two or three above, subject to the following conditions:

          (A) Each such Other Member shall be entitled to subscribe for up to the greater of (i) the number of shares of Conversion Stock that when combined with Exchange Shares received aggregate $625,000 of Holding Company Common Stock (or such maximum purchase limitation as may be established for the Community Offering), and (ii) or one-tenth of one percent of the total offering of Conversion Stock in the Subscription Offering, subject to Section 4.7 hereof.

          (B) In the event of an oversubscription for shares of Conversion Stock by Other Members, the available shares of Conversion Stock shall be allocated among the subscribing Other Members pro rata (to the extent of their orders) in the same proportion as the amount of Conversion Stock subscribed for by each Other Member bears to the amount of Conversion Stock subscribed for by all Other Members.

     (5)  CATEGORY 5: DIRECTORS, OFFICERS AND EMPLOYEES
          ---------------------------------------------

          Directors, Officers and Employees shall receive Subscription Rights to purchase shares of Conversion Stock, after satisfying the subscriptions of Eligible Account Holders, Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members, pursuant to Categories one, two, three and four above, subject to the following conditions:

          (A) Directors, Officers and Employees shall receive, without payment, Subscription Rights to purchase in this category up to an aggregate of 21 percent of the number of shares of Conversion Stock offered in the Subscription Offering.

          (B) In the event of an oversubscription for shares of Conversion Stock pursuant to Section 4.2(a)(5)(A), Subscription Rights for the purchase of such shares shall be allocated among the individual Directors, Officers and Employees on a point system basis, whereby a point will be assigned for each year of employment and for each salary increment of $5,000 per annum and five points for each office held in the Mutual Holding Company and the Association, including a directorship. If any such Director, Officer or Employee does not subscribe for his or her full allocation of shares, any shares not subscribed for may be purchased by other Directors, Officers and Employees in proportion to their respective subscriptions, provided that no fractional shares shall be issued.

     (6)  CATEGORY 6: PUBLIC STOCKHOLDERS
          -------------------------------

          Public Stockholders as of the Voting Record Date for the Stockholders' Meeting shall receive Subscription Rights to purchase shares of Conversion Stock, after satisfying the subscriptions of Eligible Account Holders, Employee Stock Benefit Plans, Supplemental Eligible Account Holders, Other Members and Directors, Officers and Employees, pursuant to Categories one, two, three, four and five above, subject to the following conditions:

          (A) Each Public Stockholder as of the Voting Record Date shall receive, without payment, Subscription Rights to purchase up to the greater of
(i) the number of shares of Conversion Stock that when combined with Exchange Shares received aggregate $625,000 of Holding Company Common Stock (or such maximum purchase limitation as may be established for the Community Offering) and (ii) one-tenth of one percent of the total offering of shares of Conversion Stock in the Subscription Offering, in each case subject to Section 4.7 hereof.

          (B) If, pursuant to Section 4.2(a)(6)(A), Public Stockholders as of the Voting Record Date subscribe for a number of shares of Conversion Stock in excess of the total number of shares of Conversion Stock remaining, available shares shall be allocated among subscribing Public Stockholders as of the Voting Record Date on a pro rata basis in the same proportion as each such Public Stockholder's subscription bears to the total subscriptions of all such subscribing Public Stockholders, provided that no fractional shares shall be issued.

     (b)  COMMUNITY OFFERING
          ------------------

          (1) Any shares of Conversion Stock not subscribed for by Eligible Account Holders, the Employee Stock Benefit Plans, Supplemental Eligible Account Holders, Other Members, Directors, Officers and Employees and Public Stockholders shall be sold in a Community Offering to natural persons who reside in Missouri and to whomever else the Prospectus is delivered, giving first preference to Preferred Other Purchasers, or, if feasible, in a Public Offering or under such other terms and conditions as may be established by the Boards of Directors of the Primary Parties and approved by the OTS. The Community Offering may commence concurrently with or as soon as practicable after the completion of the Subscription Offering and must be completed within 45 days after completion of the Subscription Offering, unless extended with the approval of the OTS. The Conversion Stock shall be offered at the Maximum Purchase Price and sold in the Community Offering at the Actual Purchase Price, and in a manner which will achieve the widest possible distribution of the Conversion Stock.
The shares of Conversion Stock may be made available in the Community Offering through a direct community marketing program which may provide for utilization of a broker, dealer, consultant, or investment banking firm, experienced and expert in the sale of financial institution securities. Such entities may be compensated on a fixed fee basis, on a commission basis, or a combination thereof.

          (2) The right to subscribe for shares of Conversion Stock under this Category is subject to the right of the Primary Parties to accept or reject such subscriptions in whole or in part.

          (3) If orders are received in the Community Offering for shares in excess of the available Conversion Stock, accepted subscriptions from Preferred Other Purchasers shall first be filled in full up to a maximum of 2 percent of the Conversion Stock and thereafter remaining shares shall be allocated on an equal number of shares basis per order until all orders of Preferred Other Purchasers have been filled (subject to the maximum purchase limitation set forth in Section 4.3(b) of this Plan and the minimum purchase limitation set forth in Section 4.3(h) of this Plan), before any subscriptions in the Community Offering are filled from Subscribers who are not Preferred Other Purchasers. If Preferred Other Purchasers order more shares of Conversion Stock than are available for purchase in the Community Offering, available shares of Conversion Stock shall be allocated first to Preferred Other Purchasers pro rata (to the extent of their orders) in the same proportion as the amount of the Conversion Stock ordered by each bears to the total amount of the Conversion Stock ordered by all Preferred Other Purchasers. The Primary Parties may require a Person to provide evidence, satisfactory to the Primary Parties, that such Person qualifies as a Preferred Other Purchaser. Determinations as to whether a Person qualifies as a Preferred Other Purchaser shall be made by the Primary Parties in their sole discretion and shall be final and conclusive.

          (4) To the extent that there are shares of Conversion Stock available after satisfaction of the subscriptions of Preferred Other Purchasers, accepted subscriptions from Subscribers in the Community Offering who are not Preferred Other Purchasers shall first be filled in full up to a maximum of 2 percent of the Conversion Stock and thereafter remaining shares shall be allocated on an equal number of shares basis per order until all orders of Subscribers who are not Preferred Other Purchasers have been filled (subject to the maximum purchase limitation set forth in Section 4.3(b) of this Plan and the minimum purchase limitation set forth in Section 4.3(h) of this Plan). If Subscribers who are not Preferred Other Purchasers order more shares of Conversion Stock than are available for purchase in the Community Offering, available shares of Conversion Stock shall be allocated first to such Subscribers pro rata (to the extent of their orders) in the same proportion as the amount of the Conversion Stock ordered by each bears to the total amount of the Conversion Stock ordered by all Subscribers in the Community Offering who are not Preferred Other Purchasers.

          (5) Instead of a separate Subscription Offering, all Subscription Rights issued in connection with the Conversion and Reorganization may be exercised by delivery of properly completed and executed Order Forms to the Mutual Holding Company, the Holding Company or selling agent utilized in connection with the Community Offering. If a separate Subscription Offering is not held, orders for Conversion Stock in the Community Offering shall first be filled pursuant to the priorities and limitations stated in Section 4.2.

          (6) In the event a Community Offering does not appear feasible, the Primary Parties will immediately consult the OTS to determine the most viable alternative available to effect the completion of the Conversion and Reorganization. Should no viable alternative exist, the Primary Parties may terminate the Conversion and Reorganization with the concurrence of the OTS.

     SECTION 4.3    LIMITATIONS UPON PURCHASES
     -----------    --------------------------

     The following additional limitations shall be imposed upon purchases of shares of Conversion Stock.

     (a) Purchases of Conversion Stock in the Subscription Offering, including purchases in the Community Offering, by any person, and Associates thereof, or a Group Acting in Concert, shall be limited to that number of shares of Conversion Stock that when combined with Exchange Shares received aggregate $625,000, except that the Employee Stock Benefit Plans may purchase up to an amount of Conversion Stock that when combined with Exchange Shares received aggregates 8 percent of the shares of Holding Company Stock. Shares to be held by the Employee Stock Benefit Plans and attributable to a person shall not be aggregated with other shares purchased directly by or otherwise attributable to such person.

     (b) Purchases of Conversion Stock in the Community Offering by any person, including an Associate thereof, or a Group Acting in Concert shall be limited to that number of shares of Conversion Stock that when combined with Exchange Shares received aggregate $625,000.

     (c) Directors and Officers and Associates thereof may not purchase in the aggregate that number of shares of Conversion Stock that when combined with Exchange Shares aggregate more than 31 percent of the shares of Holding Company Stock.

     (d) The Boards of Directors of the Primary Parties will not be deemed to be Associates or a Group Acting in Concert with other directors or trustees solely as a result of membership on the Board of Directors.

     (e) No person, Associate thereof, or Group Acting in Concert, may purchase Conversion Stock in an amount that when combined with Exchange Shares received exceeds an aggregate purchase price of $625,000, except that the Employee Stock Benefit Plans may purchase up to an amount of Conversion Stock that when combined with Exchange Shares received aggregates 8 percent of the shares of Holding Company Stock. Shares held or to be held by the Employee Stock Benefit Plans and attributable to a person shall not be aggregated with other shares purchased directly by or otherwise attributable to such person.

     (f) The Boards of Directors of the Primary Parties, with the approval of the OTS and without further approval of Members or Public Stockholders, may, as a result of market conditions and other factors, increase or decrease the purchase limitation in paragraphs (a), (b) and (e) above or the number of shares of Conversion Stock to be sold in the Conversion and Reorganization; provided that in no event may such purchase limitations be less than 1 percent or greater than 5 percent of the total number of shares of Holding Company Stock to be issued in the Conversion and Reorganization, which purchase limit shall include Exchange Shares received. If the Primary Parties increase the maximum purchase limitations or the number of shares of Conversion Stock to be sold in the Conversion and Reorganization, the Holding Company is only required to resolicit persons who subscribed for the maximum purchase amount and may, in the sole discretion of the Holding Company resolicit certain other large subscribers. If the Primary Parties decrease the maximum purchase limitations or the number of shares of Conversion Stock to be sold in the Conversion and Reorganization, the orders of any person who subscribed for the maximum purchase amount shall be decreased by the minimum amount necessary so that such person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such person.

     (g) The purchase limitation in paragraphs (a), (b) and (e) above may be increased to exceed 5 percent of the shares of Holding Company Stock, provided that orders for Holding Company Stock exceeding 5 percent shall not exceed in the aggregate 10 percent of the shares of Holding Company Stock sold in the Conversion and Reorganization, except that Employee Stock Benefit Plans may purchase in the aggregate up to an amount of Conversion Stock that when combined with Exchange Shares received aggregates 8 percent of the shares of Holding Company Stock.

     (h) Each Person purchasing Conversion Stock in the Conversion and Reorganization shall be deemed to confirm that such purchase does not conflict with the purchase limitations under this Plan or otherwise imposed by law, rule or regulation. If the number of shares of Conversion Stock otherwise allocable pursuant to Section 4.2 of this Plan to any Person or that Person's Associates would be in excess of the maximum number of shares permitted as set forth above, the number of shares of Conversion Stock allocated to each such Person shall be reduced to the lowest purchase limitation applicable to that Person, and then the number of shares allocated to each group consisting of a Person and that Person's Associates shall be reduced so that the aggregate allocation to that Person and his or her Associates complies with the above purchase limitations, and such maximum number of shares shall be reallocated among that Person and his or her Associates as they may agree, or in the absence of an agreement, in proportion to the shares subscribed for by each (after first applying the purchase limitations applicable to each Person, separately).

     (i) To the extent that shares of Conversion Stock are available, no Subscriber will be allowed to purchase less than 25 shares of Conversion Stock.

     (j) The Primary Parties shall have the right to take all such actions as they may, in their sole discretion, deem necessary, appropriate or advisable in order to monitor and enforce the terms, condition, limitations and restrictions contained in this Section 4.3 and elsewhere in this Plan and the terms, conditions and representations contained in the Order Form, including, but not limited to, the absolute right (subject only to any necessary regulatory approvals or concurrences) to reject, limit or revoke acceptance of any subscription or order and to delay, terminate or refuse to consummate any sale of Conversion Stock which they believe might violate, or is designed to, or is any part of a plan to, evade or circumvent such terms, conditions, limitations, restrictions and representations. Any such action shall be final, conclusive and binding on all persons, and the Primary Parties and their respective Boards shall be free from any liability to any Person on account of any such action.


     (k) Notwithstanding anything to the contrary contained in this Plan (except as otherwise may be required by the OTS), the Public Stockholders will not have to sell any Association Common Stock or to be limited in receiving Exchange Shares even if their ownership of Association Common Stock when converted into Exchange Shares pursuant to the Association Merger would exceed an applicable purchase limitation.

     (l) For purposes of this Plan, Exchange Shares shall be valued at the Actual Purchase Price.

     SECTION 4.4    MAILING OF OFFERING MATERIALS AND COLLATION OF SUBSCRIPTIONS
     -----------    ------------------------------------------------------------

     The sale of all shares of Conversion Stock offered pursuant to the Plan must be completed within 24 months after approval of the Plan at the Special Meeting. After approval of the Plan by the OTS and the declaration of the effectiveness of the Prospectus, the Holding Company shall distribute Prospectuses and Order Forms for the purchase of shares of Conversion Stock in accordance with the terms of the Plan.

     The recipient of an Order Form shall be provided not less than 20 days nor more than 45 days from the date of mailing, unless extended, to properly complete, execute and return the Order Form to the Holding Company or the Mutual Holding Company. Self-addressed, postage prepaid, return envelopes shall accompany all Order Forms when they are mailed. Failure of any eligible subscriber to return a properly completed and executed Order Form within the prescribed time limits shall be deemed a waiver and a release by such eligible subscriber of any rights to purchase shares of Conversion Stock under the Plan.

     The sale of all shares of Conversion Stock proposed to be issued in connection with the Conversion must be completed within 45 days after the last day of the Subscription Offering, unless extended by the Holding Company with the approval of the OTS. In the event the Subscription Offering and Community Offering are commenced prior to the date of the Special Meeting and the Stockholders' Meeting, the offer and sale of Conversion Stock pursuant thereto shall be conditioned upon approval of this Plan by the Members and the Stockholders.

     SECTION 4.5  METHOD OF PAYMENT
     -----------  -----------------

     Payment for all shares of Conversion Stock may be made in cash, by check or by money order, or if a subscriber has a Deposit Account in the Association such subscriber may authorize the Association to charge the subscriber's Deposit Account. The Holding Company shall pay interest at not less than the passbook rate on all amounts paid in cash or by check or money order to purchase shares of Conversion Stock from the date payment is received until the Conversion and Reorganization is completed or terminated. The Association is not permitted knowingly to loan funds or otherwise extend any credit to any person for the purpose of purchasing Conversion Stock.

     If a subscriber authorizes the Association to charge his Deposit Account, the funds shall remain in the subscriber's Deposit Account and shall continue to earn interest, but may not be used by such subscriber until the Conversion and Reorganization is completed or terminated, whichever is earlier. The withdrawal shall be given effect only concurrently with the sale of all shares of Conversion Stock proposed to be sold in the Conversion and Reorganization and only to the extent necessary to satisfy the subscription at a price equal to the Actual Purchase Price. The Association shall allow subscribers to purchase shares of Conversion Stock by withdrawing funds from certificate accounts held with the Association without the assessment of early withdrawal penalties. In the case of early withdrawal of only a portion of such account, if the remaining balance of the account is less than the applicable minimum balance requirement then the remaining balance shall earn interest at the passbook rate. This waiver of the early withdrawal penalty is applicable only to withdrawals made in connection with the purchase of Conversion Stock under the Plan.

     Employee Stock Benefit Plans may subscribe for shares by submitting an Order Form, along with evidence of a loan commitment from a financial institution or the Holding Company for the purchase of shares, during the Subscription Offering and by making payment for the shares on the date of the closing of the Conversion and Reorganization.

     SECTION 4.6  UNDELIVERED, DEFECTIVE OR LATE ORDER FORMS: INSUFFICIENT
     -----------  --------------------------------------------------------
PAYMENT
-------

     If an Order Form (a) is not delivered and is returned to the Holding Company or the Mutual Holding Company by the United States Postal Service (or the Holding Company or the Mutual Holding Company is unable to locate the addressee); (b) is not received back by the Holding Company or the Mutual Holding Company, or is received by the Holding Company or the Mutual Holding Company after expiration of the date specified thereon; (c) is defectively completed or executed; (d) is not accompanied by the total required payment for the shares of Conversion Stock subscribed for (including cases in which the Subscribers' Deposit Accounts are insufficient to cover the authorized withdrawal for the required payment), or (e) is submitted by or on behalf of a Person whose representations the Boards of Directors of the Primary Parties believe to be false or they otherwise believe, either alone or Acting in Concert with others, is violating, evading or circumventing, or intends to violate, evade or circumvent, the terms and conditions of this Plan, the Subscription Rights of the Person to whom such rights have been granted will not be honored and will be treated as though such person failed to return the completed Order Form within the period specified therein. Alternatively, the Holding Company or the Mutual Holding Company may, but shall not be required to, waive any irregularity relating to any Order Form or require the submission of a corrected Order Form or the remittance of full payment for the shares of Conversion Stock subscribed for by such date as the Holding Company or the Mutual Holding Company may specify. Subscription orders, once tendered, shall not be revocable. The Holding Company's and the Mutual Holding Company's interpretation of the terms and conditions of the Plan and of the Order Forms shall be final.

     SECTION 4.7  MEMBERS IN NON-QUALIFIED STATES OR IN FOREIGN COUNTRIES
     -----------  -------------------------------------------------------

     The Holding Company shall make reasonable efforts to comply with the securities laws of all states of the United States in which persons entitled to subscribe for shares of Conversion Stock pursuant to the Plan reside. No such person, however, shall be offered or receive any such shares under the Plan who resides in a foreign country or who resides in a state of the United States with respect to which all of the following apply: (a) a small number of persons otherwise eligible to subscribe for shares of Conversion Stock reside in such state; (b) the granting of Subscription Rights or offer or sale of shares of Conversion Stock to such persons would require any of the Primary Parties or the Directors and Officers, under the securities laws of such state, to register as a broker-dealer, salesman or selling agent or to register or otherwise qualify the Conversion Stock or Exchange Shares or both, for sale in such state, or the Holding Company or the Mutual Holding Company would be required to qualify as a foreign corporation or file a consent to service of process in such state; and
(c) such registration, qualification or filing would be impractical or unduly burdensome for reasons of cost or otherwise.

     SECTION 4.8  RESTRICTIONS ON AND OTHER CHARACTERISTICS OF STOCK BEING SOLD
     -----------  -------------------------------------------------------------

     (a)  Transferability.  Conversion Stock purchased by persons other than
          ----------------
Officers and Directors shall be transferable without restriction. Conversion Stock purchased by Officers and Directors shall not be sold or otherwise disposed of for value for a period of one year from the date of the Conversion and Reorganization, except for any disposition following the death of the original purchaser.

          The Conversion Stock issued by the Holding Company to Officers and Directors shall bear a legend giving appropriate notice of the one year holding period restriction. Said legend shall state as follows:

          "The shares evidenced by this certificate are restricted as to transfer for a period of one year from the date of this certificate pursuant to Regulations of the Office of Thrift Supervision. These shares may not be transferred prior thereto without an opinion of counsel that said transfer is permissible under the provisions of applicable laws and regulations."

          In addition, the Holding Company shall give appropriate instructions to the transfer agent of the Holding Company's stock with respect to the foregoing restrictions. Any shares of Holding Company Stock subsequently issued as a stock dividend, stock split or otherwise, with respect to any such restricted stock, shall be subject to the same holding period restrictions for Officers and Directors as may then be applicable to such restricted stock.

          Without prior approval of the OTS, Officers and Directors, and their Associates, shall be prohibited for a period of three years following completion of the Conversion from purchasing outstanding shares of Holding Company Stock, except from a broker or dealer registered with the SEC. Notwithstanding this restriction, purchases involving more than one percent of the total outstanding shares of Holding Company Stock and purchases made and shares held by an Employee Stock Benefit Plan (whether or not the plan is tax-qualified) which may be attributable to Officers or Directors may be made in negotiated transactions without the OTS's permission or the use of a broker or dealer.

     (b)  Stock Repurchases and Dividend Rights.  Pursuant to the OTS's
          --------------------------------------
Conversion Regulations, the Holding Company (a) may not, for a period of one year after the Conversion and Reorganization, repurchase its stock from any person, and (b) may repurchase, as part of an open-market stock repurchase program, in years two and three after the Conversion and Reorganization no more than 5 percent of outstanding Holding Company Stock during a twelve month period. Notwithstanding these restrictions, (a) the OTS may permit stock repurchases in excess of such amounts where exceptional circumstances are established, (b) the Holding Company may repurchase its shares on a pro rata basis pursuant to an offer approved by the OTS and made to all stockholders of the Holding Company, and (c) the Holding Company may repurchase qualifying shares of a Director.

          Present regulations also provide that after the Conversion and Reorganization the Association may not declare or pay a cash dividend on or repurchase any Association Common Stock if the result thereof would be to reduce the capital of the Association below the amount required for the liquidation account described below. Furthermore, any dividend declared or paid on, or repurchase of, the Association's Common Stock must be in compliance with the OTS's regulation governing capital distributions (12 C.F.R. (S) 563.134).

          The above limitations shall not preclude payments of dividends or repurchases of Holding Company Stock in the event applicable federal regulatory limitations are liberalized subsequent to the Conversion and Reorganization.

     (c)  Voting Rights. After the Conversion and Reorganization, Members shall
          --------------
not have voting rights in the Mutual Holding Company or the Holding Company. Exclusive voting rights with respect to the Holding Company shall be vested in the holders of the stock issued by the Holding Company, and the Holding Company will have exclusive voting rights with respect to the Association's Common Stock. Except as otherwise limited by the Holding Company's certificate of incorporation or applicable law, each stockholder of the Holding Company shall be entitled to vote on any matters coming before the stockholders of the Holding Company for consideration, and holders of Holding Company Stock shall be entitled to one vote for each share of stock owned by such stockholders.

                                   ARTICLE V
                              LIQUIDATION ACCOUNT

     (a) At the time of the Mutual Holding Company Merger, the Association shall establish a liquidation account in an amount equal to the amount of the dividends with respect to the Association Common Stock waived by the Mutual Holding Company plus the greater of (i) $8,067,000, which is equal to 100 percent of the retained earnings of the Association as of March 31, 1993, the date of the latest statement of financial condition contained in the final offering circular utilized in the Association's initial public offering in connection with the Mutual Holding Company Reorganization or (ii) 53.2 percent of the Association's total stockholders' equity as reflected in its latest statement of financial condition contained in the final Prospectus utilized in the Conversion and Reorganization. The function of the liquidation account will be to preserve the rights of certain holders of Deposit Accounts in the Association who maintain such accounts in the Association following the Conversion and Reorganization to a priority to distributions in the unlikely event of a liquidation of the Association subsequent to the Conversion and Reorganization.

     (b) The liquidation account shall be maintained for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who maintain their Deposit Accounts in the Association after the Conversion and Reorganization. Each such account holder will, with respect to each Deposit Account held, have a related inchoate interest in a portion of the liquidation account balance, which interest will be referred to in this Article V as the "subaccount balance." All Deposit Accounts having the same social security number will be aggregated for purposes of determining the initial subaccount balance with respect to such Deposit Accounts, except as provided in paragraph
(d) of this Article V.

     (c) In the event of a complete liquidation of the Association subsequent to the Conversion and Reorganization (and only in such event), each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current subaccount balances for Deposit Accounts then held (adjusted as described below) before any liquidation distribution may be made with respect to the capital stock of the Association. No merger, consolidation, sale of bulk assets or similar combination transaction with another FDIC-insured institution in which the Association is not the surviving entity shall be considered a complete liquidation for this purpose. In any merger or consolidation transaction the liquidation account shall be assumed by the surviving entity.

     (d) The initial subaccount balance for a Deposit Account held by an Eligible Account Holder and Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the liquidation account by a fraction of which the numerator is the amount of the Qualifying Deposits of such account holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders. For Deposit Accounts in existence at both the Eligibility Record Date and the Supplemental Eligibility Record Date separate initial subaccount balances shall be determined on the basis of the Qualifying Deposits in such Deposit Accounts on each such record date. Initial subaccount balances shall not be increased, and shall be subject to downward adjustment as provided below.

     (e) If the aggregate deposit balance in the Deposit Account(s) of any Eligible Account Holder or Supplemental Eligible Account Holder at the close of business on any March 31 annual closing date, commencing March 31, 1998, is less than the lesser of (a) the aggregate deposit balance in such Deposit Account(s) at the close of business on any other annual closing date subsequent to such record dates or (b) the aggregate deposit balance in which Deposit Account(s) as of the Eligibility Record Date or the Supplemental Eligibility Record Date, the subaccount balance for such Deposit Account(s) shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of such a downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Deposit Account(s). The subaccount balance of an Eligible Account Holder or Supplemental Eligible Account Holder will be reduced to zero if the Account Holder ceases to maintain a Deposit Account at the Association that has the same social security number as appeared on his Deposit Account(s) at the Eligibility Record Date or, if applicable, the Supplemental Eligibility Record Date.

     (f) Subsequent to the Conversion and Reorganization, the Association may not pay cash dividends generally on deposit accounts and/or capital stock of the Association, or repurchase any of the capital stock of the Association, if such dividend or repurchase would reduce the Association's regulatory capital below the aggregate amount of the then current subaccount balances for Deposit Accounts then held; otherwise, the existence of the liquidation account shall not operate to restrict the use or application of any of the net worth accounts of the Association

     (g) For purposes of this Article V, a Deposit Account includes a predecessor or successor account which is held by an Account Holder with the same social security number.

                                  ARTICLE VI
                            DISSENTING STOCKHOLDERS

     If any Public Stockholders dissent from the Conversion and Reorganization and exercise and perfect the right to obtain valuation of and payment for their shares of Association Common Stock ("Dissenting Shares") pursuant to 12 C.F.R.
(S)552.14, then (a) the Dissenting Shares, if any, will be deemed to have been retired and canceled immediately prior to consummation of the Conversion and Reorganization, with the effect that such shares will not be exchanged for Holding Company Common Stock pursuant to Section 3(h)(ii) hereof, and (b) all payments to be made to the holders of such Dissenting Shares will be made directly by the Association. Consummation of the Conversion and Reorganization is conditioned upon the number of Dissenting Shares being less than 10 percent of the shares of Association Common Stock issued and outstanding immediately prior to consummation of the Conversion and Reorganization.

                                  ARTICLE VII
                EFFECTIVE TIME OF CONVERSION AND REORGANIZATION

     The effective date of the Conversion and Reorganization shall be the date upon which the last of the following actions occurs: (i) the filing of Articles of Combination with the OTS with respect to the Mutual Holding Company Merger,
(ii) the filing of Articles of Combination with the OTS with respect to the Association Merger or (iii) the closing of the issuance of the shares of Conversion

Stock in the Offerings. The filing of Articles of Combination relating to the Mutual Holding Company Merger and the Association Merger and the closing of the issuance of shares of Conversion Stock in the Offerings shall not occur until all requisite regulatory, Member and Public Stockholder approvals have been obtained, all applicable waiting periods have expired and sufficient subscriptions and orders for the Conversion Stock have been received. It is intended that the closing of the Mutual Holding Company Merger, the Association Merger and the sale of shares of Conversion Stock in the Offerings shall occur consecutively and substantially simultaneously.

                                 ARTICLE VIII
                            POST-CONVERSION MATTERS

     SECTION 8.1  POST CONVERSION FILING AND MARKET MAKING
     -----------  ----------------------------------------

     (a) In connection with the Conversion, the Holding Company shall register its Conversion Stock and the Exchange Shares with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and shall undertake not to deregister such shares for a period of three years thereafter.

     (b) The Holding Company shall use its best efforts to encourage and assist various Market Makers to establish and maintain a market for the shares of its stock. The Holding Company shall also use its best efforts to list its stock through the National Association of Securities Dealers Automated Quotation System or on a national or regional securities exchange.

     SECTION 8.2  STATUS OF DEPOSIT ACCOUNTS AND LOANS SUBSEQUENT TO CONVERSION
     -----------  -------------------------------------------------------------

     All Deposit Accounts in the Association shall retain the same status after the Conversion and Reorganization as these accounts had prior to Conversion and Reorganization. Each Deposit Account holder shall retain, without payment, a withdrawable Deposit Account or accounts in the Association after the Conversion and Reorganization, equal in amount to the withdrawable value of such holder's Deposit Account or accounts prior to the Conversion and Reorganization. All Deposit Accounts will continue to be insured by the SAIF of the FDIC up to the applicable limits of insurance coverage. All loans shall retain the same status after the Conversion and Reorganization as they had prior to the Conversion and Reorganization.

     SECTION 8.3  DIRECTORS AND OFFICERS OF THE PRIMARY PARTIES
     -----------  ---------------------------------------------

     Each person serving as a Director of the Association and its subsidiaries at the time of the Conversion and Reorganization shall continue to serve as a member of the Association's Board of Directors, or the Board of Directors of its subsidiaries, following the Conversion and Reorganization. The persons serving as Officers of the Association and its subsidiaries immediately prior to the Conversion and Reorganization will continue to serve at the discretion of the Board of Directors in their respective capacities as Officers of the Association or its subsidiaries following the Conversion and Reorganization. In connection with the Conversion and Reorganization, the Association or the Holding Company, or both, may enter into employment and/or severance agreements on such terms and with such Officers as shall be determined by the Board of Directors of the Association or the Holding Company or both, as the case may be.

     SECTION 8.4  EXECUTIVE COMPENSATION
     -----------  ----------------------

     The Association may adopt, subject to any required approvals, executive compensation or other benefit programs including but not limited to compensation plans involving stock options, stock appreciation rights, restricted stock grants, employee recognition programs and the like.

                                  ARTICLE IX
                                 MISCELLANEOUS

     SECTION 9.1  EXPENSES OF THE CONVERSION
     -----------  --------------------------

     The Primary Parties shall use their best efforts to ensure that expenses incurred in connection with the Conversion and Reorganization are reasonable.

     SECTION 9.2  EMPLOYEE PLAN MATTERS
     -----------  ---------------------

     (a) Subject to any required approval by the OTS, the Association and the Holding Company may establish one or more MRPs or Stock Option Plans following consummation of the Conversion and Reorganization in accordance with the following requirements:

          (1) The material terms and provisions of each such MRP and Stock Option Plan to be established prior to the first anniversary of the Effective Time of the Conversion and Reorganization shall be fully disclosed in the proxy solicitation materials distributed to the Members in connection with the Conversion and Reorganization and in the Prospectus;

          (2) The total number of shares of Holding Company Stock for which options may be granted under all Stock Option Plans established prior to the first anniversary of the Effective Time of the Conversion and Reorganization may not exceed 10 percent of the total number of shares of Conversion Stock sold in the Conversion and Reorganization (which amount shall be in addition to options authorized under similar plans established by the Association in the Mutual Holding Company Reorganization);

          (3) Except as the OTS otherwise permits or requires, the total number of shares of Holding Company Stock held by all MRPs established by the Holding Company prior to the first anniversary of the Effective Time of the Conversion and Reorganization (which amount shall include amounts acquired under similar plans established by the Association in the Mutual Holding Company Reorganization, as adjusted to give effect to the Exchange Ratio) may not exceed 4 percent of the total number of shares of Holding Company Stock issued and outstanding upon consummation of the Conversion and Reorganization;

          (4) Except as the OTS otherwise permits or requires, the total number of shares of Holding Company Stock acquired by MRPs (which amount shall include amounts acquired under similar plans established by the Association in the Mutual Holding Company Reorganization, as adjusted to give effect to the Exchange Ratio) and the Employee Stock Benefit Plans in the Conversion and Reorganization prior to the first anniversary of the Effective Time of the Conversion and Reorganization may not exceed 12 percent of the total number of shares of Holding Company Stock issued and outstanding upon consummation of the Conversion and Reorganization;

          (5) Except as the OTS otherwise allows, no individual shall receive more than 25 percent of the shares held by any MRP or Stock Option Plan and Directors of the Holding Company or the Association who are not employees of the Association shall not receive more than 5 percent individually, or more than 30 percent in the aggregate, of the shares of Holding Company Stock held by any MRP or Stock Option Plan (which amounts shall be in addition to awards received by these individuals under similar plans established in the Mutual Holding Company Reorganization);

          (6) All such MRPs and Stock Option Plans shall be approved by the stockholders of the Holding Company prior to implementation and no earlier than six months after the Effective Time of the Conversion and Reorganization;

          (7) All options granted under any Stock Option Plan shall be granted at the market price at which the Holding Company Stock is trading at the time of the grant;

          (8)  No shares of Conversion Stock shall be used to fund any MRP; and

          (9) To the extent required by the regulations and policies of the OTS, all such MRPs and Stock Option Plans shall be submitted to the OTS for approval prior to implementation.

     (b) The Association may make scheduled discretionary contributions to any Employee Plan to the extent such contributions do not cause the Association to fail to meet its regulatory capital requirements.

     SECTION 9.3  INTERPRETATION
     -----------  --------------

     All interpretations of this Plan and application of its provisions to particular circumstances by a majority of the Board of Directors of the Primary Parties shall be final, subject to the authority of the OTS.

                                   ARTICLE X
                       AMENDMENT OR TERMINATION OF PLAN

     (a) If deemed necessary or desirable by the Boards of Directors of the Primary Parties, this Plan may be substantively amended, as a result of comments from regulatory authorities or otherwise, at any time prior to the solicitation of proxies from Members and the Public Stockholders to vote on the Plan and at any time thereafter with the concurrence of the OTS. Any amendment to this Plan made after approval by the Members and the Public Stockholders with the concurrence of the OTS shall not necessitate further approval by the Members or the Public Stockholders, unless otherwise required by the OTS or applicable law.

     (b) This Plan shall terminate if the sale of all shares of Conversion Stock is not completed within 24 months from the date of the Special Meeting.

     (c) Prior to the earlier of the Special Meeting and the Stockholders' Meeting, this Plan may be terminated by the Boards of Directors of the Primary Parties without approval of the OTS;

after the Special Meeting or the Stockholders' Meeting, the Boards of Directors may terminate this Plan only with the approval of the OTS.

     (d) In the event that mandatory new regulations pertaining to conversions are adopted by the OTS or any successor agency prior to the completion of the Conversion and Reorganization, the Plan shall be amended to conform to the new mandatory regulations without a resolicitation of proxies or another meeting of Members or Public Stockholders unless otherwise required by the OTS or applicable law. In the event that new conversion regulations adopted by the OTS and/or any successor agency prior to completion of the Conversion and Reorganization contain optional provisions, the Plan may be amended to utilize such optional provisions at the discretion of the Board of Directors without a resolicitation of proxies or another meeting of Members or a resolicitation of proxies or another meeting of Public Stockholders unless otherwise required by the OTS or applicable law.

     (e) By adoption of the Plan, the Members and the Public Stockholders authorize the Board of Directors to amend and/or terminate the Plan under the circumstances set forth above.

                                                                         ANNEX A
                                                                         -------

                                PLAN OF MERGER
                                    BETWEEN
                       FIRST MISSOURI FINANCIAL, M.H.C.
                                      AND
                  EQUALITY SAVINGS AND LOAN ASSOCIATION, F.A.


     Plan of Merger, dated as of ____________, 1997, between First Missouri Financial, M.H.C. (the "Mutual Holding Company"), a federally-chartered mutual holding company, and Equality Savings and Loan Association, F.A. (the "Association" or the "Surviving Association"), a federally-chartered savings association.


                                  WITNESSETH:

     WHEREAS, the Mutual Holding Company and the Association have adopted a Plan of Conversion and Reorganization of First Missouri Financial, M.H.C. and Equality Savings and Loan Association, F.A. (the "Plan"), pursuant to which (i) the Mutual Holding Company will convert to a federally-chartered interim stock savings association and simultaneously merge with and into the Association, (ii) the Association and a newly-formed interim savings association will merge, pursuant to which the Association will become a wholly-owned subsidiary of the Holding Company (the "Association Merger"), and (iii) the Holding Company will offer shares of its common stock in the manner set forth in the Plan; and

     WHEREAS, the Mutual Holding Company, which owns 53.2% of the outstanding common stock of the Association, par value $1.00 per share ("Association Common Stock"), will convert to a federally-chartered interim stock savings association pursuant to the Plan and merge with and into the Association pursuant to this Plan of Merger (the "Mutual Holding Company Merger"), pursuant to which, among other things, all interests of members in the Mutual Holding Company and all shares of Association Common Stock held by the Mutual Holding Company will be canceled; and

     WHEREAS, the Mutual Holding Company and the Association (the "Constituent Corporations") desire to provide for the terms and conditions of the Mutual Holding Company Merger.

     NOW, THEREFORE, the Mutual Holding Company and the Association hereby agree as follows:

     1. EFFECTIVE DATE. The Mutual Holding Company Merger shall become effective on the date specified in the endorsement of the Articles of Combination relating to the Mutual Holding Company Merger by the Secretary of the Office of Thrift Supervision ("OTS") pursuant to 12 C.F.R. (S)552.13(k), or any successor thereto (the "Effective Date").

     2. THE MUTUAL HOLDING COMPANY MERGER AND EFFECT THEREOF. Subject to the terms and conditions set forth herein and the prior approval of the OTS of the Conversion and Reorganization as defined in the Plan and the expiration of all applicable waiting periods, the Mutual Holding Company shall convert from the mutual form to a federal interim stock savings association and simultaneously merge with and into the Association, which shall be the Surviving Association. Upon consummation of the Mutual Holding Company Merger, the Surviving Association shall be considered the same business and corporate entity as each of the Constituent Corporations and thereupon and thereafter all the property rights, powers and franchises of each of the Constituent Corporations shall vest in the Surviving Association and the Surviving Association shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Constituent Corporations and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Association. In addition, any reference to either of the Constituent Corporations in any contract, will or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Surviving Association if not inconsistent with the other provisions of the contract, will or document; and any pending action or other judicial proceeding to which either of the Constituent Corporations is a party shall not be deemed to have abated or to have been discontinued by reason of the Mutual Holding Company Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Mutual Holding Company Merger had not occurred or the Surviving Association may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Corporations if the Mutual Holding Company Merger had not occurred.

     3. CANCELLATION OF ASSOCIATION COMMON STOCK HELD BY THE MUTUAL HOLDING COMPANY AND MEMBER INTERESTS; LIQUIDATION ACCOUNT

          (a) On the Effective Date, (i) each share of Association Common Stock issued and outstanding immediately prior to the Effective Date and held by the Mutual Holding Company shall, by virtue of the Mutual Holding Company Merger and without any action on the part the holder thereof, be canceled, (ii) the interests in the Mutual Holding Company of any person, firm or entity who or which qualified as a member of the Mutual Holding Company in accordance with its mutual charter and bylaws and the laws or the United States prior to the Mutual Holding Company's conversion from mutual to stock form (the "Members") shall, by virtue or the Mutual Holding Company Merger and without any action on the part of the holder thereof, be canceled, and (iii) the Association shall establish a liquidation account on behalf of each depositor member of the Mutual Holding Company, as defined in the Plan, in accordance with Article V of the Plan.

          (b) At or after the Effective Date and prior to the Association Merger each certificate or certificates theretofore evidencing issued and outstanding shares of Association Common Stock other than any such certificate or certificates held by the Mutual Holding Company, which shall be canceled, shall continue to represent issued and outstanding shares of Association Common Stock.

     4. DISSENTING SHARES. The Association shall notify holders of Association Common Stock of their right to dissent from the Mutual Holding Company Merger and demand payment of the appraised value of their shares not less than twenty days prior to the date of the meeting at which this Plan of Merger is to be submitted for stockholder approval. Any stockholder of the Association who (i) prior to voting on this Plan of Merger files a written statement identifying himself or herself and stating his or her intention thereby to demand appraisal of and payment for his or her shares pursuant to 12 C.F.R. (S) 552.14, and (ii) does not vote in favor of the Plan of Merger at the Stockholders' Meeting (as defined in the Plan) shall be entitled to receive from the Surviving Association within ten days after the Effective Time a written notice of the Effective Time of the Mutual Holding Company Merger and notification of the sixty day time period during which the dissenting stockholder may file a petition with the OTS if the stockholder and the Surviving Association do not agree as to the fair value of his or her shares, and a written offer to pay for dissenting shares at a specified price deemed by the Surviving Association to be the fair value thereof. Such notice and offer shall be accompanied by a balance sheet and statement of income of the Surviving Association for a fiscal year ending not more than sixteen months before the date of notice and offer, together with the latest available interim financial statements.

          If within sixty days of the Effective Time the Surviving Association and any stockholder who has complied with the provisions of 12 C.F.R. (S) 552.14(c)(2) agree as to the fair value of the dissenting stockholders' shares, payment therefor shall be made within ninety days of the Effective Time. If within sixty days of the Effective Time the Surviving Association and any stockholder who has complied with the provisions of 12 C.F.R. (S) 552.14(c)(2) do not agree as to the fair value of the dissenting stockholders' shares, then any such stockholder may file a petition with the OTS (with a copy by registered or certified mail to the Surviving Association) demanding a determination of the fair market value of the stock of all such stockholders. A stockholder entitled to file a petition under 12 C.F.R. (S) 552.14(c)(5) who fails to file such petition within sixty days of the Effective Time shall be deemed to have accepted the terms offered under the Mutual Holding Company Merger.

          Within sixty days of the Effective Time of the Mutual Holding Company Merger, each stockholder demanding appraisal and payment under 12 C.F.R. (S)
552.14 shall submit to the Surviving Association's transfer agent his or her certificates of stock for notation thereon that an appraisal and payment have been demanded with respect to such stock and that appraisal proceedings are pending. Any stockholder who fails to submit his stock certificates for such notation shall no longer be entitled to appraisal rights under 12 C.F.R. (S)
552.14 and shall be deemed to have accepted the terms offered pursuant to the Mutual Holding Company Merger. At any time within sixty days after the Effective Time, any stockholder shall have the right to withdraw his or her demand for appraisal and to accept the terms offered upon this Plan of Merger.

          The Director of the OTS shall, as he or she may elect, either appoint one or more independent persons or direct appropriate staff of the OTS to appraise the shares to determine their fair market value, as of the Effective Time, exclusive of any element of value arising from the accomplishment or expectation of the Mutual Holding Company Merger. Appropriate staff of the OTS shall review and provide an opinion on appraisals prepared by independent persons as to the suitability of the appraisal methodology and the adequacy of the analysis and supportive data. The Director after consideration of the appraisal report and the advice of the appropriate staff shall, if he or she concurs in the valuation of the shares, direct payment by the Surviving Association of the appraised fair market value of the shares, upon surrender of the certificates representing such stock. Payment shall be made, together with interest from the Effective Time, at a rate deemed equitable by the Director.

          The costs and expenses of any proceeding under 12 C.F.R. (S) 552.14 may be apportioned and assessed by the Director as he or she may deem equitable against all or some of the parties. In making this determination the Director shall consider whether any party has acted arbitrarily, vexatiously, or not in good faith in respect to the rights provided under 12 C.F.R. (S) 552.14.

          Any stockholder who has demanded appraisal rights shall thereafter neither be entitled to vote such stock for any purpose nor be entitled to the payment of dividends or other distributions on the Exchange Shares (as defined in the Plan) (except dividends or other distribution payable to, or a vote to be taken by, stockholders of record at a date which is on or prior to, the Effective Time); provided that, if any stockholder becomes unentitled to appraisal and payment of appraised value with respect to such stock and accepts or is deemed to have accepted the terms offered pursuant to the Mutual Holding Company Merger, such stockholder shall thereupon be entitled to vote and receive such distributions.

          Should any stockholder become entitled to the payment of the appraised value of his or her shares pursuant to the exercise of his or her appraisal rights under 12 C.F.R. (S) 552.14, such shares shall be and become converted into the right to receive cash from the Holding Company in the amount of the appraised value of such shares.

     5.   AMENDMENT TO SURVIVING ASSOCIATION'S FEDERAL STOCK CHARTER.

     By approving this Plan, the stockholders of the Association hereby approve the form of amended federal stock charter (attached to this Plan as Exhibit A)
                                                                    ---------
as the charter for the Surviving Association, which reflects, among other things, amendments to change the name of the Association to "Equality Savings Bank" and references from "Association" to "Savings Bank," and to delete Section 8 of the Association's charter regarding certain provisions applicable for five years.

     6. DIRECTORS OF THE SURVIVING ASSOCIATION. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Association and applicable law, the number of directors of the Surviving Association shall be thirteen. The names of those persons who, upon and after the Effective Date, shall be directors of the Surviving Association are set forth below. Each such director shall serve for the term which expires at the annual meeting of stockholders of the Surviving Association in the year set forth after his or her respective name, and until a successor is elected and qualified.

      Name                       Residence Address         Term Expires
      ----                       -----------------         ------------
      Richard C. Fellhauer       8827 Paragon Circle            1999
                                 St.Louis, MO 63123

      Charles J. Wolter          6104 Deerwood                  1997
                                 St.Louis, MO 63123

      Michael A. Deelo           3702 Sunset Chase Dr.          1997
                                 St.Louis, MO 63127

      LeRoy C. Crook             6161 Marwinette                1998
                                 St.Louis, MO 63116

      Daniel C. Aubuchon         12135 Bridle Trail             1999
                                 St.Louis, MO 63128

      Stacey W. Braswell         17418 Bridle Trails West       1999
                                 Glencoe, MO 63038

      Berenice J. Mahacek        7361 Whitehaven Dr.            1997
                                 St.Louis, MO 63123

      Kenneth J. Hrdlicka        12018 Southwick                1998
                                 St.Louis, MO 63128

      Michael J. Walsh           7316 Shiloh Lane               1998
                                 St.Louis, MO 63123

      Associate Directors
      -------------------

      Seymour Bailis             178 Emerald Green Court        1997
                                 Creve Coeur, MO 63141

      James W. Caulfield         867 Portsdown Road             1997
                                 Ballwin, MO 63011

      Leonard O. Wolter          9617 Donald's Ct.              1997
                                 St.Louis, MO 63126

      John L. Tacke              9 Hickory Hills Dr.            1997
                                 DeSoto, MO 63020

     7. OFFICERS OF THE SURVIVING ASSOCIATION. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Association and applicable law, the officers of the Association immediately prior to the Effective Date shall be the officers of the Surviving Association.

     8. OFFICES. Upon the Effective Date, all offices of the Association shall be offices of the Surviving Association. As of the Effective Date the home office of the Surviving Association shall remain at 4131 South Grand Boulevard, St. Louis, Missouri 63118, and the location of the other deposit-taking offices of the Surviving Association shall be as set forth below, except for the addition of deposit-taking offices authorized or the elimination of deposit-taking offices closed subsequent to the date hereof and the Effective
Date:

     1281 Laclede Station Road
     Webster Grove, Missouri 63119

     5400 South Lindbergh
     St. Louis, Missouri 63123

     9. CHARTER AND BYLAWS. On and after the Effective Date, the Charter of the Association as in effect immediately prior to the Effective Date shall be the Charter of the Surviving Association, as amended in accordance with the terms of Section 5 hereof.

          On and after the Effective Date,the Bylaws of the Association as in effect immediately prior to the Effective Date shall be the Bylaws of the Surviving Association until amended in accordance with the terms thereof and applicable law.

     10. STOCKHOLDER AND MEMBER APPROVALS. This Plan of Merger must be approved at the Stockholders' Meeting (as defined in the Plan) by (i) the holders of at least two-thirds of the outstanding Association Common Stock and
(ii) at least a majority of the votes cast, in person or by proxy, by the Public Stockholders (as defined in the Plan).

     11. POST-MERGER AGREEMENTS. Each of the Constituent Corporations hereby appoints the Surviving Association to be its true and lawful attorney for the purpose of taking, in its name, place and stead, any and all actions that the Surviving Association deems necessary or advisable to vest in the Surviving Association title to all property or rights of each of the Constituent Corporations or otherwise to effect the purposes of this Agreement, and each of the Constituent Corporations hereby grants to said attorney full power and authority to take all actions necessary to effect those purposes, including the power to execute, in its name, place and stead, such further assignments or assurances in law necessary or advisable to vest in the Surviving Association title to all property and rights of each of the Constituent Corporations.

     12. TERMINATION. Anything herein to the contrary notwithstanding, this Agreement may be abandoned by either of the Constituent Corporations by appropriate resolution of its board of directors at any time prior to the Mutual Holding Company Merger becoming effective, whether before or after any stockholder action.

     13. AMENDMENT. This Plan of Merger may not be amended except by an instrument in writing signed on behalf of each of the Constituent Corporations; provided, however, that after this Plan of Merger has been approved by the stockholders of the Constituent Corporations, no such amendment shall affect the rights of such stockholders in a manner which is materially adverse to the interests of such stockholders.

     14. CAPTIONS. The captions in this Plan of Merger have been inserted for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Plan of Merger.

     15. COUNTERPARTS. This Plan of Merger may be executed in any number of counterparts, each of which when so executed shall constitute an original, but all of which together shall constitute one and the same instrument.

     16. SUCCESSORS. This Agreement shall be binding on the successors of the Mutual Holding Company and the Association.

     17. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the United States of America.

     IN WITNESS WHEREOF, the Mutual Holding Company and the Association have caused this Plan of Merger to be executed by their duly authorized officers as of the day and year first above written.


                                             FIRST MISSOURI FINANCIAL, M.H.C.

ATTEST:



____________________                         By:   _____________________________
Patricia R. Todd                                   Richard C. Fellhauer
Corporate Secretary                                President and Chief Executive
                                                   Officer



                                             EQUALITY SAVINGS AND LOAN
                                             ASSOCIATION, F.A.

ATTEST:



____________________                         By:   _____________________________
Patricia R. Todd                                   Richard C. Fellhauer
Corporate Secretary                                President and Chief Executive
                                                   Officer

                                                                         ANNEX B
                                                                         -------

                                PLAN OF MERGER
                                    BETWEEN
                  EQUALITY SAVINGS AND LOAN ASSOCIATION, F.A.
                                      AND
                 INTERIM II SAVINGS AND LOAN ASSOCIATION, F.A.


     Plan of Merger, dated as of ________________, 1997, among Equality Savings and Loan Association, F.A. (the "Association" or the "Surviving Association"), a federally-chartered savings association, Equality Bancorp, Inc. (the "Holding Company,"), a Delaware corporation, and Interim II Savings and Loan Association, F.A. ("Interim"), a federally-chartered interim savings association.

                                  WITNESSETH:

     WHEREAS, the Association has organized the Holding Company as a first-tier, wholly-owned subsidiary for the purpose of becoming the stock holding company of the Association upon completion of the Conversion and Reorganization, as defined in the Plan of Conversion and Reorganization of First Missouri Financial, M.H.C. (the "Mutual Holding Company") and Equality Savings and Loan Association, F.A. (the "Plan"); and

     WHEREAS, the Mutual Holding Company, a federally-chartered mutual holding company, which owns 53.2% of the common stock of the Association, par value $1.00 per share ("Association Common Stock"), will convert to a federally-chartered interim stock savings association and simultaneously merge with and into the Association pursuant to the Plan and the Plan of Merger included as Annex A thereto (the "Mutual Holding Company Merger"), pursuant to which all
-------
shares of Association Common Stock held by the Mutual Holding Company will be canceled; and

     WHEREAS, the formation of a stock holding company by the Association will be facilitated by causing the Holding Company to become the sole stockholder of a newly-informed interim federally-chartered stock savings association and then merging the interim savings association with and into the Association (the "Association Merger"), pursuant to which the Association will become a wholly-owned subsidiary of the Holding Company and, in connection therewith, all outstanding shares of Association Common Stock held by the Public Stockholders (as defined in the Plan) will be converted automatically into and become shares of common stock of the Holding Company, par value $.01 per share ("Holding Company Common Stock"); and

     WHEREAS, Interim is being organized by the officers of the Association as an interim federally-chartered stock savings association with the Holding Company as its sole stockholder in order to effect the Association Merger; and

     WHEREAS, the Association and Interim (the "Constituent Associations") desire to provide for the terms and conditions of the Association Merger.

     NOW, THEREFORE,  the Association and Interim hereby agree as follows:

     1. EFFECTIVE DATE. The Association Merger shall become effective on the date specified in the endorsement of the Articles of Combination relating to the Association Merger by the Secretary of the Office of Thrift Supervision ("OTS") pursuant to 12 C.F.R. (S) 552.13(k), or any successor thereto (the "Effective Date").

     2. THE ASSOCIATION MERGER AND EFFECT THEREOF. Subject to the terms and conditions set forth herein and the prior approval of the OTS of the Conversion and Reorganization, as defined in the Plan, and the expiration of all applicable waiting periods, Interim shall merge with and into the Association which shall be the Surviving Association. Upon consummation of the Association Merger, the Surviving Association shall be considered the same business and corporate entity as each of the Constituent Associations and thereupon and thereafter all the property, rights, powers and franchises of each of the Constituent Associations shall vest in the Surviving Association, and the Surviving Association shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Constituent Associations and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Association. In addition, any reference to either of the Constituent Associations in any contract, will or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Surviving Association if not inconsistent with the other provisions of the contract, will or document, and any pending action or other judicial proceeding to which either of the Constituent Associations is a party shall not be deemed to have abated or to have been discontinued by reason of the Association Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Association Merger had not occurred or the Surviving Association may be substituted as a party to such action or proceeding and any judgment order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Associations if the Association Merger had not occurred.

     3.   CONVERSION OF STOCK.

          (a) On the Effective Date, (i) each share of Association Common Stock issued and outstanding immediately prior to the Effective Date shall, by virtue of the Association Merger and without any action on the part of the holder thereof, be converted into the right to receive Holding Company Common Stock based on the Exchange Ratio, as defined in the Plan, plus the right to receive cash in lieu of any fractional share interest, as determined in accordance with
Section 3(c) hereof, (ii) each share of common stock, par value $1.00 per share, of Interim ("Interim Common Stock") issued and outstanding immediately prior to the Effective Date shall, by virtue of the Association Merger and without any action on the part of the holder thereof, be converted into one share of Association Common Stock, and (iii) each share of Holding Company Common Stock issued and outstanding immediately prior to the Effective Date shall, by virtue of the Association Merger and without any action on the part of the holder thereof, be canceled. By voting in favor of this Plan of Merger, the Holding Company as the sole stockholder of Interim, shall have agreed (i) to issue shares of Holding Company Common Stock in accordance with the terms hereof and (ii) to cancel all previously issued and outstanding shares of Holding Company Common Stock upon the effectiveness of the Association Merger.

          (b) On and after the Effective Date, there shall be no registrations of transfers on the stock transfer books of Interim or the Association of shares of Interim Common Stock or Association Common Stock, which were outstanding immediately prior to the Effective Dave.

          (c) Notwithstanding any other provision hereof, no fractional shares of Holding Company Common Stock shall be issued to holders of Association Common Stock. In lieu thereof, each holder of shares of Association Common Stock entitled to a fraction of a share of Holding Company Common Stock shall, at the time of surrender of the certificate or certificates representing such holder's shares, receive an amount of cash equal to the product arrived at by multiplying such fraction of a share of Holding Company Common Stock by the Actual Purchase Price, as defined in the Plan. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

     4.   EXCHANGE OF SHARES

          (a) At or after the Effective Date, each holder of a certificate or certificates theretofore evidencing issued and outstanding shares of Association Common Stock, upon surrender of the same to an agent, duly appointed by the Holding Company ("Exchange Agent"), shall be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of Holding Company Common Stock for which the shares of Association Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted as provided in Section 3 hereof. The Exchange Agent shall mail to each holder of record of an outstanding certificate which immediately prior to the Effective Date evidenced shares of Association Common Stock, and which is to be exchanged for Holding Company Common Stock as provided in Section 3 hereof, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the Exchange Agent) advising such holder of the terms of the exchange effected by the Association Merger and of the procedure for surrendering to the Exchange Agent such certificate in exchange for a certificate or certificates evidencing Holding Company Common Stock.

          (b) No holder of a certificate theretofore representing shares of Association Common Stock shall be entitled to receive any dividends in respect of the Holding Company Common Stock into which such shares shall have been converted by virtue of the Association Merger until the certificate representing such shares of Association Common Stock is surrendered in exchange for certificates representing shares of Holding Company Common Stock. In the event that dividends are declared and paid by the Holding Company in respect of Holding Company Common Stock after the Effective Date but prior to surrender of certificates representing shares of Association Common Stock, dividends payable in respect of shares of Holding Company Common Stock not then issued shall accrue (without interest). Any such dividends shall be paid (without interest) upon surrender of the certificates representing such shares of Association Common Stock. The Holding Company shall be entitled, after the Effective Date, to treat certificates representing shares of Association Common Stock as evidencing ownership of the true number of full shares of Holding Company Common Stock into which the shares of Association Common Stock represented by such certificates shall have been converted, notwithstanding the failure on the part of the holder thereof to surrender such certificates.

          (c) The Holding Company shall not be obligated to deliver a certificate or certificates representing shares of Holding Company Common Stock to which a holder of Association Common Stock would otherwise be entitled as a result of the Association Merger until such holder surrenders the certificate or certificates representing the shares of Association Common Stock for exchange as provided in this Section 4, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required in each case by the Holding Company. If any certificate evidencing shares of Holding Company Common Stock is to be issued in a name other than that in which the certificate evidencing Association Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Holding Company Common Stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

          (d) If, between the date hereof and the Effective Date the shares of Association Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the Exchange Ratio specified in Section 3(a) hereof shall be adjusted accordingly.

     5. DISSENTING SHARES. The Association shall notify holders of Association Common Stock of their right to dissent from the Association Merger and demand payment of the appraised value of their shares not less than twenty days prior to the date of the meeting at which this Plan of Merger is to be submitted for stockholder approval. Any stockholder of the Association who (i) prior to voting on the Plan of Merger files a written statement identifying himself or herself and stating his or her intention thereby to demand appraisal of and payment for his or her shares pursuant to 12 C.F.R. (S) 552.14, and (ii) does not vote in favor of the Plan of Merger at the Stockholders' Meeting (as defined in the Plan) shall be entitled to receive from the Surviving Association within ten days after the Effective Time a written notice of the Effective Time of the Association Merger and notification of the sixty day time period during which the dissenting stockholder may file a petition with the OTS if the stockholder and the Surviving Association do not agree as to the fair value of his or her shares, and a written offer to pay for dissenting shares at a specified price deemed by the Surviving Association to be the fair value thereof. Such notice and offer shall be accompanied by a balance sheet and statement of income of the Surviving Association for a fiscal year ending not more than sixteen months before the date of notice and offer, together with the latest available interim financial statements.

          If within sixty days of the Effective Time the Surviving Association and any stockholder who has complied with the provisions of 12 C.F.R. (S) 552.14(c)(2) agree as to the fair value of the dissenting stockholders' shares, payment therefor shall be made within ninety days of the Effective Time. If within sixty days of the Effective Time the Surviving Association and any stockholder who has complied with the provisions of 12 C.F.R. (S) 552.14(c)(2) do not agree as to the fair value of the dissenting stockholders' shares, then any such stockholder may file a petition with the OTS (with a copy by registered or certified mail to the Surviving Association) demanding a determination of the fair market value of the stock of all such stockholders. A stockholder entitled to file a petition under 12 C.F.R. (S) 552.14(c)(5) who fails to file such petition within sixty days of the Effective Time shall be deemed to have accepted the terms offered under the Association Merger.

          Within sixty days of the Effective Time of the Association Merger, each stockholder demanding appraisal and payment under 12 C.F.R. (S) 552.14 shall submit to the Surviving Association's transfer agent his or her certificates of stock for notation thereon that an appraisal and payment have been demanded with respect to such stock and that appraisal proceedings are pending. Any stockholder who fails to submit his stock certificates for such notation shall no longer be entitled to appraisal rights under 12 C.F.R. (S)
552.14 and shall be deemed to have accepted the terms offered pursuant to the Association Merger. At any time within sixty days after the Effective Time, any stockholder shall have the right to withdraw his or her demand for appraisal and to accept the terms offered upon this Plan of Merger.

          The Director of the OTS shall, as he or she may elect, either appoint one or more independent persons or direct appropriate staff of the OTS to appraise the shares to determine their fair market value, as of the Effective Time, exclusive of any element of value arising from the accomplishment or expectation of the Association Merger. Appropriate staff of the OTS shall review and provide an opinion on appraisals prepared by independent persons as to the suitability of the appraisal methodology and the adequacy of the analysis and supportive data. The Director after consideration of the appraisal report and the advice of the appropriate staff shall, if he or she concurs in the valuation of the shares, direct payment by the Surviving Association of the appraised fair market value of the shares, upon surrender of the certificates representing such stock. Payment shall be made, together with interest from the Effective Time, at a rate deemed equitable by the Director.

          The costs and expenses of any proceeding under 12 C.F.R. (S) 552.14 may be apportioned and assessed by the Director as he or she may deem equitable against all or some of the parties. In making this determination the Director shall consider whether any party has acted arbitrarily, vexatiously, or not in good faith in respect to the rights provided under 12 C.F.R. (S) 552.14.

          Any stockholder who has demanded appraisal rights shall thereafter neither be entitled to vote such stock for any purpose nor be entitled to the payment of dividends or other distributions on the Exchange Shares (as defined in the Plan) (except dividends or other distribution payable to, or a vote to be taken by, stockholders of record at a date which is on or prior to, the Effective Time); provided that, if any stockholder becomes unentitled to appraisal and payment of appraised value with respect to such stock and accepts or is deemed to have accepted the terms offered pursuant to the Association Merger, such stockholder shall thereupon be entitled to vote and receive such distributions.

          Should any stockholder become entitled to the payment of the appraised value of his or her shares pursuant to the exercise of his or her appraisal rights under 12 C.F.R. (S) 552.14, such shares shall be and become converted into the right to receive cash from the Holding Company in the amount of the appraised value of such shares.

     6.   AMENDMENT TO SURVIVING ASSOCIATION'S FEDERAL STOCK CHARTER.   By
approving this Plan, the stockholders of the Association hereby approve the form of amended federal stock charter (attached to this Plan as Exhibit A) as the
                                                           ---------
charter for the Surviving Association, which reflects, among other things, amendments to change the name of the Association to "Equality Savings Bank" and references from "Association" to "Savings Bank," and to delete Section 8 of the Association's charter regarding certain provisions applicable for five years.

     7. DIRECTORS OF THE SAVINGS ASSOCIATION. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Association and applicable law, the number of directors of the Surviving Association Shall be thirteen. The names of those persons who, upon and after the Effective Due, shall be directors of the Surviving Association are set forth below. Each such director shall serve for the term which expires at the annual meeting of stockholders of the Surviving Association in the year set forth after his respective name, and until a successor is elected and qualified.

          Name                     Residence Address      Term Expires
          ----                     -----------------      ------------

          Richard C. Fellhauer     8827 Paragon Circle        1999
                                   St.  Louis, MO 63123

          Charles J. Wolter        6104 Deerwood              1997
                                   St. Louis, MO 63123

          Michael A. Deelo         3702 Sunset Chase Dr.      1997
                                   St. Louis, MO 63127

          LeRoy C. Crook           6161 Marwinette            1998
                                   St. Louis, MO 63116
          Daniel C. Aubuchon       12135 Bridle Trail         1999
                                   St. Louis, MO 63128
          Stacey W. Braswell       17418 Bridle Trails West   1999
                                   Glencoe, MO 63038

          Berenice J. Mahacek      7361 Whitehaven Dr.        1997
                                   St. Louis, MO 63123
          Kenneth J. Hrdlicka      12018 Southwick            1998
                                   St. Louis, MO 63128
          Michael J. Walsh         73216 Shiloh Lane          1998
                                   St. Louis, MO 63123


          Associate Directors
          -------------------

          Seymour Bailis           178 Emerald Green Court    1997
                                   Creve Coeur, MO 63141
          James W. Caulfield       867 Portsdown Road         1997
                                   Ballwin, MO 63011
          Leonard O. Wolter        9617 Donald's Ct.          1997
                                   St. Louis, MO 63126
          John L. Tacke            9 Hickory Hills Dr.        1997
                                   DeSoto, MO 63020

RP Financial,LC.
Page 3.13



     8. OFFICERS OF THE SURVIVING ASSOCIATION. Upon the Effective Date, all offices of the Association shall be offices of the Surviving Association. As of the Effective Date, the home office of the surviving Corporation shall remain at 4131 South Grand Boulevard, St. Louis, Missouri 63118, and the location of the other deposit-taking offices of the Surviving Association shall be as set forth below, except for the addition of deposit-taking offices authorized or the elimination of deposit-taking offices closed subsequent to the date hereof and the Effective Date:

     1281 Laclede Station Road
     Webster Grove, Missouri 63119

     5400 South Lindbergh
     St. Louis, Missouri   63123

     9. CHARTER AND BYLAWS. On and after the Effective Date, the Charter of the Association as in effect immediately prior to the Effective Date shall be the Charter of the Surviving Association as amended in accordance with the terms of Section 5 hereof.

     On and after the Effective Date, the Bylaws of the Association as in effect immediately prior to the Effective Date shall be the Bylaws of the Surviving Association until amended in accordance with the terms thereof and applicable law.

     10. SAVINGS ACCOUNTS. Upon the Effective Date, any savings accounts of Interim, without reissue shall be and become savings accounts of the Surviving Association without change in their respective terms, including, without limitation, maturity, minimum required balances or withdrawal value.

     11. STOCK COMPENSATION PLANS. By voting in favor of this Plan of Merger, the Holding Company shall have approved assumption of all obligations and liabilities unless the Association's existing 1993 Stock Option and Incentive Plan (the "Stock Option Plan") and shall have agreed to issue Holding Company Common Stock in lieu of Association Common Stock pursuant to the terms of the Stock Option Plan. As of the Effective Date, options outstanding under the Stock Option Plan shall be assumed by the Holding Company and thereafter shall be options only for shares of Holding Company Common Stock, with each such option being for a number of shares of Holding Company Common Stock equal to the number of shares of Association Common Stock that were available thereunder immediately prior to the Effective Date times the Exchange Ratio, as defined in the Plan, and the price of each such option shall be adjusted to reflect the Exchange Ratio and so that the aggregate purchase price of the option is unaffected, but with no change in any other term or condition of such option. The Holding Company shall make appropriate amendments to the Stock Options to reflect the assumption of the Stock Option Plan by the Holding Company without adverse effect upon the options outstanding thereunder.

     12. STOCKHOLDER APPROVAL. This Plan of Merger must be approved at the Stockholders' Meeting (as defined in the Plan) by (i) the holders of at least two-thirds of the outstanding Association Common Stock and (ii) at least a majority of the votes cast, in person or by proxy, by the Public Stockholders (as defined in the Plan). This Plan of Merger also must be approved by the Holding Company, as the sole stockholder of Interim, by written consent.

     13. REGISTRATION; OTHER APPROVAL. In addition to the approvals set forth in Sections 1 and 14 hereof and the Plan, the parties' obligations to consummate the Association Merger shall be subject to the Holding Company Common Stock to be issued hereunder in exchange for Association Common Stock being registered under the Securities Act of 1993, as amended, and registered or qualified under applicable state securities laws, as well as the receipt of all other approvals, consents or waivers as the parties may deem necessary or advisable.

     14. POST-MERGER AGREEMENTS. Each of the Constituent Associations hereby appoints the Surviving Association to be its true and lawful attorney for the purpose of taking, in its name, place and stead, any and all actions that the Surviving Association deems necessary or advisable to vest in the Surviving Association title to all property or rights of each of the Constituent Associations or otherwise to effect the purposes of this Agreement, and each of the Constituent Associations hereby grants to said attorney full power and authority to take all actions necessary to effect those purposes, including the power to execute, in its name, place and stead, such further assignments or assurances in law necessary or advisable to vest in the Surviving Association title to all property and rights of each of the Constituent Associations.

     15. TERMINATION. Anything herein to the contrary notwithstanding, this Agreement may be abandoned by either of the Constituent Associations by appropriate resolution of its board of directors at any time prior to the Association Merger becoming effective, whether before or after any stockholder action.

     16. AMENDMENT. This Plan of Merger may not be amended except by an instrument in writing signed on behalf of each of the Constituent Associations; provided, however, that after this Plan of Merger has been approved by the stockholders of the Constituent Associations, no such amendment shall affect the rights of such stockholders in a manner which is materially adverse to the interests of such stockholders.

     17. CAPTIONS. The captions in this Plan of Merger have been inserted for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Plan of Merger.

     18. COUNTERPARTS. This Plan of Merger may be executed in any number of counterparts, each of which when so executed shall constitute an original, but all of which together shall constitute one and the same instrument.

     19. SUCCESSORS. This Agreement shall be binding on the successors of the Association and Interim.

     20. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the United States of America.

     IN WITNESS WHEREOF, the Association and Interim have caused this Plan of Merger to be executed by their duly authorized officers as of the day and year first above written.


                                      EQUALITY SAVINGS AND LOAN
                                      ASSOCIATION, F.A.

ATTEST:



_____________________________         By:  _____________________________________
Patricia R. Todd                           Richard C. Fellhauer
Corporate Secretary                        President and Chief Executive Officer



                                      INTERIM II SAVINGS ASSOCIATION, F.A.
                                       (In Organization)

ATTEST:




_____________________________         By:  _____________________________________
Patricia R. Todd                           Richard C. Fellhauer
Corporate Secretary                        President and Chief Executive Officer

                             EQUALITY SAVINGS BANK                    EXHIBIT A
                                                                      ---------

                             FEDERAL STOCK CHARTER


     SECTION 1. CORPORATE TITLE. The full corporate title of the savings bank is Equality Savings Bank ("Savings Bank").

     SECTION 2. OFFICE. The home office shall be located in the City of St. Louis, the County of St. Louis, and the State of Missouri.

     SECTION 3.  DURATION.  The duration of the Savings Bank is perpetual.

     SECTION 4. PURPOSE AND POWERS. The purpose of the Savings Bank is to pursue any or all of the lawful objectives of a Federal savings bank chartered under section 5 of the Home Owners' Loan Act and to exercise all of the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision ("Office").

     SECTION 5. CAPITAL STOCK. The total number of shares of all classes of the capital stock that the Savings Bank has the authority to issue is 5,000,000, of which 4,000,000 shall be common stock of par value of $1.00 per share and of which 1,000,000 shall be serial preferred stock of par value of $1.00 per share. The shares may be issued from time to time as authorized by the board of directors without further approval of shareholders, except as otherwise provided in this Section 5 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Savings Bank. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted), labor, or services actually performed for the Savings Bank, or any combination of the foregoing.
In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the board of directors of the Savings Bank, shall be conclusive. In the case of a stock dividend, that part of the retained earnings of the Savings Bank that is transferred to common stock or paid-in capital accounts upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

     Except for shares issuable in the initial organization of the Savings Bank or in connection with the conversion of the Savings Bank from the mutual to stock form of capitalization, no shares of capital stock (including shares issuable upon conversion, exchange, or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons of the Savings Bank other than as part of a general public offering or as qualifying shares to a director, unless the issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

     Nothing contained in this section 5 (or in any supplementary sections hereto) shall entitle the holders of any class of a series of capital stock to vote as a separate class or series or to more than one vote per share, except as to the cumulation of votes for the election of directors unless the charter otherwise provides that there shall be no such cumulative voting: Provided, That this restriction on voting separately by class or series shall not apply:

     (i) To any provision that would authorize the holders of preferred stock, voting as a class or series, to elect some members of the board of directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

     (ii) To any provision which would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the Savings Bank with another corporation or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of a corporation other than the Savings Bank if the preferred stock is exchanged for securities of such other corporation: Provided, That no provision may require such approval for transactions undertaken with the assistance or pursuant to the direction of the Office or the Federal Deposit Insurance Corporation;

     (iii) To any amendment which would adversely change the specific terms of any class or series of capital stock as set forth in this Section 5 (or in any supplementary sections hereto), including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving association in a merger or consolidation for the Savings Bank, shall not be considered to be such an adverse change.

     A description of the different classes and series (if any) of the Savings Bank's capital stock and a statement of the designations, and the relative rights, preferences, and limitations of the shares of each class of and series (if any) of capital stock are as follows:

     A. COMMON STOCK. Except as provided in this Section 5 (or in any supplementary sections thereto) the holders of common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder, except as to the cumulation of votes for the election of directors, unless the charter otherwise provides that there shall be no such cumulative voting.

     Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, retirement fund, or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

     In the event of any liquidation, dissolution, or winding up of the Savings Bank, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Savings Bank available for distribution remaining after: (i) Payment or provision for payment of the Savings Bank's debts and liabilities; (ii) distributions or provision for distributions in settlement of its liquidation account; and (iii) distributions or provisions for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the Savings Bank. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

     B. PREFERRED STOCK. The Savings Bank may provide in supplementary sections to its charter for one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The terms of each series shall be set forth in a supplementary section to the charter. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

           (a) The distinctive serial designation and the number of shares constituting such series;

           (b) The dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s) the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

           (c) The voting powers, full or limited, if any, of shares of such series;

           (d) Whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which such shares may be redeemed;

           (e) The amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Savings Bank;

           (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

           (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the association and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

           (h) The price or other consideration for which the shares of such series shall be issued; and

           (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

     Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

     The board of directors shall have authority to divide, by the adoption of supplementary charter sections, any authorized class of preferred stock into series, and, within the limitations set forth in this section and the remainder of this charter, fix and determine the relative rights and preferences of the shares of any series so established.

     Prior to the issuance of any preferred shares of a series established by a supplementary charter section adopted by the board of directors, the Savings Bank shall file with the Secretary to the Office a dated copy of that supplementary section of this charter establishing and designating the series and fixing and determining the relative rights and preferences thereof.

     SECTION 6. PREEMPTIVE RIGHTS. Holders of the capital stock of the Savings Bank shall not be entitled to preemptive rights with respect to any shares of the Savings Bank which may be issued.

     SECTION 7. LIQUIDATION ACCOUNT. Pursuant to the requirements of the Office's regulations (12 CFR Part 563b), the Savings Bank shall establish and maintain a liquidation account for the benefit of its savings account holders as of March 31, 1996 and ____________, 1997 ("eligible savers"). In the event of a complete liquidation of the Savings Bank, it shall comply with such regulations with respect to the amount and the priorities on liquidation of each of the association's eligible savers' inchoate interest in the liquidation account, to the extent it is still in existence: Provided, That an eligible saver's
                                      --------
inchoate interest in the liquidation account shall not entitle such eligible saver to any voting rights at meetings of the Savings Bank's stockholders.

     SECTION 8. DIRECTORS. The Savings Bank shall be under the direction of a board of directors. The authorized number of directors, as stated in the Savings Bank's bylaws, shall not be fewer than five nor more than fifteen except when a greater or lesser number is approved by the Director of the Office, or his or her delegate.

     SECTION 9. AMENDMENT OF CHARTER. Except as provided in Section 5, no amendment, addition, alteration, change or repeal of this charter shall be made, unless such is first proposed by the board of directors of the Savings Bank, approved by the shareholders by a majority of the total votes eligible to be cast at a legal meeting, unless a higher vote is otherwise required, and approved or preapproved by the Office.

Attest:_________________________________________________________________
          Secretary of the Savings Bank

By:    _________________________________________________________________
          President or Chief Executive Officer of the Savings Bank

Attest:_________________________________________________________________
          Secretary of the Office of Thrift Supervision

By:    _________________________________________________________________
          Director of the Office of Thrift Supervision

Effective Date: _______________________________